                           SCHEDULE 14A INFORMATION
                 PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. __)

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[x]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-b(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              JUST FOR FEET, INC.
            -------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

                                NOT APPLICABLE
         ------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)  Title of each class of securities to which transaction applies:

          ____________________

      2)  Aggregate number of securities to which transaction applies:

          ____________________

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:/1/

          _____________________________________________


      4)  Proposed maximum aggregate value of transaction:

          ___________________________

      5)  Total fee paid:

         ________________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)  Amount Previously Paid:

          ________________________________________________

      2)  Form, Schedule or Registration Statement No.:

          ______________________________

      3)  Filing Party:

          __________________________________________________________

      4)  Date Filed:

          ____________________________________________________________

---------
/1/ Set forth the amount on which the filing fee is calculated and state how it was determined.

                          [JUST FOR FEET LETTERHEAD]



                                April 24, 1998



Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of your Company, which will be held on Friday, May 29, 1998 at 4:00 p.m., at The Harbert Center, 2019 Fourth Avenue North, Birmingham, Alabama.

     The formal notice of the meeting and the proxy statement appear on the following pages and describe the matters to be acted upon. Time will be provided during the meeting for discussion and you will have an opportunity to ask questions about your Company.

     Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed notice of the meeting and proxy statement, please complete, sign, date and return the enclosed proxy card at your earliest convenience. Returning the signed and dated proxy card will not prevent you from voting in person at the meeting should you later decide to do so.

                                    Sincerely,



                                    Harold Ruttenberg
                                    Chairman of the Board, President
                                    and Chief Executive Officer

                              JUST FOR FEET, INC.
                            7400 Cahaba Valley Road
                           Birmingham, Alabama  35242

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            To Be Held May 29, 1998

             To the Holders of Common Stock of JUST FOR FEET, INC.:

    Notice is hereby given that the Annual Meeting of Shareholders of Just For Feet, Inc., an Alabama corporation (the "Company"), will be held at The Harbert Center, 2019 Fourth Avenue North, Birmingham, Alabama, on Friday, May 29, 1998 at 4:00 p.m. for the following purposes:

1. To ratify (i) the adoption of an amendment to the Company's Articles of Incorporation increasing the number of authorized shares of stock from 25,002,667 shares to 75,000,000 shares, consisting of 70,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, and eliminating the authorized Series A Preferred Stock (the "Charter Amendment") and (ii) the issuance of shares of Common Stock in excess of the number authorized prior to giving effect to the Charter Amendment;

2. To consider a proposal to change the Company's state of incorporation from Alabama to Delaware through the merger of the Company into a wholly owned Delaware subsidiary of the Company (the "Reincorporation Merger");

3. To elect six (6) directors to serve until the next annual meeting of shareholders and until their successors have been elected and qualified; and

4. To conduct such other business as may properly come before the meeting or any adjournment thereof.

    Only shareholders of record as of the close of business on April 17, 1998 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

    Holders of the Company's Common Stock have the right to dissent from the Reincorporation Merger and, if the Reincorporation Merger is consummated, to receive "fair value" for their shares in cash by complying with the provisions of Alabama law, including Sections 10-2B-13.02, -13.03, -13.21, -13.23, -13.24,-
13.28 and -13.30 of the Alabama Business Corporation Act. The text of Article 13 of the Alabama Business Corporation Act relating to the rights of shareholders to dissent from the Reincorporation Merger is attached as Exhibit D to the Proxy Statement accompanying this Notice of Annual Meeting.

                               By Order of the Board of Directors

                               /s/ Scott C. Wynne

                               Scott C. Wynne
                               Secretary
Birmingham, Alabama
April 24, 1998

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE PAID ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

                              JUST FOR FEET, INC.

                         ANNUAL MEETING OF SHAREHOLDERS
                                  May 29, 1998

                 ----------------------------------------------

                                PROXY STATEMENT

                 ----------------------------------------------


    This proxy statement and form of proxy, which are first being mailed to shareholders on or about April 24, 1998, are furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Just For Feet, Inc. (the "Company") for use at the Annual Meeting of Shareholders of the Company to be held at The Harbert Center, 2019 Fourth Avenue North, Birmingham, Alabama, on Friday, May 29, 1998, at 4:00 p.m. and at any or all adjournments or postponements thereof. The address of the principal executive offices of the Company is 7400 Cahaba Valley Road, Birmingham, Alabama 35242 and the Company's telephone number is (205) 408-3000.

    The cost of this solicitation, including preparing, printing and mailing this Proxy Statement and the accompanying proxy, will be borne by the Company. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians to forward to beneficial owners of stock held in the name of such nominees, at the Company's expense. In addition to the mails, proxies may be solicited by officers, directors and regular employees of the Company, without remuneration, by personal interviews, telephone and facsimile. The Company has engaged Georgeson & Company Inc., a firm of professional proxy solicitors, to aid in the solicitation of such proxies at an estimated fee of $8,000, plus expenses.

    Any proxy given pursuant to this solicitation may be revoked by any shareholder who attends the meeting and gives oral notice of his election to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering to the Secretary of the Company an instrument revoking it or a duly executed proxy for the same shares bearing a later date. Proxies which are returned properly executed and not revoked will be voted and will be voted in accordance with the shareholder's directions specified thereon. Where no direction is specified, proxies will be voted FOR all the proposals enumerated in the attached Notice of Annual Meeting, including the election of the nominees for director named herein, and, on other matters presented for a vote, in accordance with the judgment of the persons acting under the proxies. Abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum for the transaction of business. For the purpose of determining the number of shares voting on a particular proposal, abstentions are counted as shares voting, whereas broker non-votes are not counted as shares voting.

    Only shareholders of record at the close of business on April 17, 1998 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. As of April 17, 1998, the Company had outstanding 30,090,947 shares of Common Stock. Each share of Common Stock issued and outstanding on such record date is entitled to one vote.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    Based solely on information made available to the Company, the following table sets forth certain information as of April 17, 1998 with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than five percent (5%) of the Company's Common Stock, (ii) each director of the Company, (iii) each of the executive officers of the Company named in the Summary Compensation table on page 28, and
(iv) all directors and executive officers of the Company as a group.


                                      Shares of
                                     Common Stock              Percent of
       Beneficial Owner           Beneficially Owned/(1)/  Outstanding Shares
  --------------------------      ------------------       ------------------

  Harold Ruttenberg/(2)/                 5,853,580                20.5%
  Pamela B. Ruttenberg/(3)/              1,841,002                 6.1
  Banc One Corporation/(4)/              3,108,243                10.4
  State of Wisconsin
     Investment Board/(5)/               1,772,000                 5.9
  Karl B. Friedman, as Trustee for
     the Pamela B. Ruttenberg
     Irrevocable Children's
     Trust/(6)/                            521,910                 1.7
  Harold and Pamela
  Ruttenberg Foundation                    375,845                 1.3
  Adam J. Gilburne/(7)/                    317,513                 1.1
  Ruttenberg Family Foundation/(8)/        137,686                 *
  Eric L. Tyra/(9)/                         56,000                 *
  Alex M. Bond /(10)/                       20,000                 *
  Don-Allen Ruttenberg/(11)/               129,818                 *
  Scott C. Wynne/(12)/                     128,604                 *
  Randall L. Haines/(13)/                   62,837                 *
  Michael P. Lazarus/(14)/                  62,500                 *
  Edward S. Croft, III /(15)/               53,671                 *
  Bart Starr, Sr./(16)/                     42,810                 *
  David F. Bellet/(17)/                     38,100                 *
  All executive officers and
     directors as a group
     (11 persons)/(18)/                  6,764,833                22.2%


--------------------
 * Less than 1%.

/(1)/ Unless otherwise indicated, each person has sole voting and investment power as to all such shares. Shares of Common Stock underlying options to purchase Common Stock which are exercisable within 60 days of April 17, 1998 are deemed to be outstanding for the purpose of computing the outstanding Common Stock owned by the particular person and by the group, but are not deemed outstanding for any other purpose.
/(2)/ Harold Ruttenberg and Pamela B. Ruttenberg are husband and wife. Includes 3,499,047 shares owned directly by Harold Ruttenberg, 1,841,002 shares held by him as Trustee under a Voting Trust Agreement for the benefit of Pamela B. Ruttenberg which terminates in 2003, 375,845 shares held by the Harold and Pamela Ruttenberg Foundation and 137,686 shares held by the Ruttenberg Family Foundation. Mr. Ruttenberg serves on the Board of

       Directors of each of such foundations and in such capacity shares voting and investment power with respect to shares owned by such foundations. Mr. Ruttenberg's address is 7400 Cahaba Valley Road, Birmingham, Alabama 35242.
/(3)/  Represents shares held by Harold Ruttenberg as Voting Trustee for Pamela
       B. Ruttenberg, with respect to which Mr. Ruttenberg has voting power. Mrs. Ruttenberg retains the power to dispose of such shares. Mrs. Ruttenberg's address is 7400 Cahaba Valley Road, Birmingham, Alabama 35242.
/(4)/ Based upon a statement on Schedule 13G dated January 7, 1998 filed by Banc One Corporation ("Banc One") as a parent bank holding company for several subsidiary commercial banks. The Schedule 13G states that of the 3,108,243 shares beneficially owned, Banc One has sole voting power with respect to 2,989,456 shares, shared voting power with respect to 69,887, sole dispositive power with respect to 2,696,378 shares and shared dispositive power with respect to 40,365 shares. The Company makes no representation as to the accuracy or completeness of the information reported. Banc One's business address is 100 East Broad Street, Columbus, Ohio 43215.
/(5)/ Based upon a statement on Schedule 13G dated January 26, 1998 filed by the State of Wisconsin Investment Board, a public pension fund (the "Wisconsin Investment Board"). The Wisconsin Investment Board has sole voting and dispositive power with respect to all shares. The Company makes no representation as to the accuracy or completeness of the information reported. The mailing address of the Wisconsin Investment Board is P.O. Box 7842, Madison, Wisconsin 53707.
/(6)/ Trust is for the benefit of the three adult children of Harold and Pamela Ruttenberg. The shares held in the trust are allocated pro rata among the three children. Mr. Friedman disclaims beneficial ownership of the shares in the trust.
/(7)/ Includes 90,322 shares subject to outstanding options to purchase Common Stock which are exercisable within 60 days. Excludes 274,313 shares subject to outstanding options to purchase Common Stock which will become exercisable at various dates in the future.
/(8)/ Shares held by the Ruttenberg Family Foundation for the benefit of the Birmingham Jewish Federation. The Ruttenbergs disclaim beneficial ownership of the shares held by such Foundation.
/(9)/ Represents shares subject to outstanding options to purchase Common Stock which are exercisable within 60 days. Excludes 194,000 shares subject to outstanding options to purchase Common Stock which will become exercisable at various dates in the future.
/(10)/ Represents shares subject to outstanding options to purchase Common Stock which are exercisable within 60 days. Excludes 180,000 shares subject to outstanding options to purchase Common Stock which will become exercisable at various dates in the future.
/(11)/ Includes 40,479 shares subject to outstanding options to purchase Common
       Stock which are exercisable within 60 days. Excludes 115,000 shares subject to outstanding options to purchase Common Stock which will become exercisable at various dates in the future.
/(12)/ Includes 80,958 shares subject to outstanding options to purchase Common
       Stock which are exercisable within 60 days. Excludes 115,000 shares subject to outstanding options to purchase Common Stock which will become exercisable at various dates in the future.
/(13)/ Includes 62,500 shares subject to outstanding options to purchase Common
       Stock which are exercisable within 60 days. Excludes 2,500 shares subject to outstanding options to purchase Common Stock which will become exercisable at various dates in the future.
/(14)/ Represents shares subject to outstanding options to purchase Common Stock which are exercisable within 60 days. Excludes 2,500 shares subject to outstanding options to purchase Common Stock which will become exercisable at various dates in the future.
/(15)/ Includes 52,500 shares subject to outstanding options to purchase Common
       Stock which are exercisable within 60 days. Excludes 27,500 shares subject to outstanding options to purchase Common Stock which will become exercisable at various dates in the future.
/(16)/ Includes 31,250 shares subject to outstanding options to purchase Common
       Stock which are exercisable within 60 days. Excludes 87,500 shares to outstanding options to purchase Common Stock which will become exercisable at various dates in the future.
/(17)/ Includes 27,500 shares subject to outstanding options to purchase Common
       Stock which are exercisable within 60 days and an aggregate of 600 shares owned by Mr. Bellet's two daughters, with respect to which shares Mr. Bellet disclaims beneficial ownership. Excludes 15,000 shares subject to outstanding options to purchase Common Stock which will become exercisable at various dates in the future.
/(18)/ Includes outstanding options to purchase an aggregate of 524,009 shares of Common Stock held by executive officers and directors which are exercisable within 60 days. Excludes 1,013,313 shares subject to outstanding options to purchase Common Stock which will become exercisable at various dates in the future.

     There are no arrangements known to the Company, the operation of which may, at a subsequent date, result in a change in control of the Company.

                                 PROPOSAL ONE:
                          RATIFICATION OF AMENDMENT TO
                         ARTICLES OF INCORPORATION AND
                            RELATED SHARE ISSUANCES

    At the 1996 Annual Meeting of Shareholders held on May 28, 1996 (the "1996 Meeting"), the Company's shareholders approved an amendment to the Company's Amended and Restated Articles of Incorporation which increased the Company's authorized capital stock and eliminated a previously authorized class of preferred stock which was no longer outstanding (the "Charter Amendment"). The Charter Amendment received the affirmative vote of 70.6% of the outstanding shares of Common Stock on the record date of May 2, 1996 (82.6% of the shares voting at the 1996 Meeting) and was opposed by less than 15% of the outstanding shares of Common Stock on the record date of May 2, 1996 (17.4% of the shares voting at the 1996 Meeting). Following such approval and in accordance with the provisions of the Alabama Business Corporation Act, the Company filed Articles of Amendment with the Office of the Probate Judge of Jefferson County, Alabama effecting the Charter Amendment. Subsequent to the 1996 Meeting and in reliance upon the Charter Amendment, the Company issued additional shares of Common Stock pursuant to a stock split (effected by means of a stock dividend), two acquisitions and the exercise of various employee stock options, causing the number of issued and outstanding shares of Common Stock to exceed the 20,000,000 shares authorized prior to giving effect to the Charter Amendment.

The Charter Amendment

    Section 234 of the Alabama Constitution of 1901, as amended (the "Alabama Constitution") provides that "stock and bonded indebtedness of corporations shall not be increased except in pursuance of general laws, nor without the consent of the persons holding the larger amount in value of stock, first obtained at a meeting to be held after thirty days' notice, given in pursuance of law." Thus, the Alabama Constitution required that the Company provide shareholders with 30 days prior notice of the 1996 Meeting. The Company inadvertently provided shareholders with only 20 days prior notice of the 1996 Meeting, such notice having been mailed to shareholders on May 8, 1996.

    In view of the notice requirement contained in the Alabama Constitution and to eliminate uncertainty as to the effect of the Company's providing shorter notice of the 1996 Meeting, the Board of Directors believes it is in the best interest of the Company for the shareholders to ratify the Charter Amendment and the Share Issuances (as defined below) at the 1998 Annual Meeting.

    The following discussion of the Charter Amendment was contained in the Proxy Statement for the 1996 Meeting:

         At a meeting of the Board of Directors of the Company on March 5, 1996, the directors approved an amendment to Article 4 of the Company's Amended and Restated Articles of Incorporation (the "Articles of Incorporation") to increase the number of authorized shares of Common Stock of the Company from 20,000,000 shares to 70,000,000 shares and to eliminate the authorized class of Series A Preferred Stock. In connection therewith, the following resolution will be introduced at the Annual Meeting:

              RESOLVED: That Article 4 of the Articles of Incorporation is amended by deleting Section 4.4 thereof (entitled "Series A Preferred Stock") in its entirety and by amending Section 4.1 thereof (entitled "Authorization") to read in its entirety as follows:

              "4.1  Authorization.  The aggregate number of shares which the
                    -------------
         Company shall have authority to issue shall be Seventy-Five Million (75,000,000), divided into Seventy Million (70,000,000) shares of Common Stock with a par value of $.0001 per share, and Five Million (5,000,000) shares of such preferred stock, with a par value of $.0001 per share, as the Board of Directors may decide to issue pursuant to
         Section 4.3 hereof, constituting a total authorized capital of Seven Thousand Five Hundred Dollars ($7,500)."

         The Board of Directors recommends that shareholders approve the proposed amendment to the Company's Articles of Incorporation because it considers the proposal to be in the best long-term and short-term interests of the Company, its shareholders and its other constituencies. The Board of Directors has proposed eliminating the authorized Series A Preferred Stock because none of such shares remain outstanding. The Articles of Incorporation currently authorize the issuance of 2,667 shares of Series A Preferred Stock with very detailed rights and preferences of such shares set forth in Section 4.4 of the Articles. All of the shares of Series A Preferred Stock were issued to private investors to raise capital in August 1993 prior to the Company's initial public offering. All shares of Series A Preferred Stock were converted into Common Stock upon consummation of the initial public offering.

         The proposed increase in the number of shares of authorized Common Stock will ensure that additional shares of Common Stock will be available, if needed, for issuance in connection with any possible future transactions approved by the Board of Directors, including, among others, stock splits, stock dividends, acquisitions, financings and other corporate purposes.

         The Board of Directors believes that the availability of the additional shares of Common Stock for such purposes without delay or the necessity for a special shareholders' meeting (except as may be required by applicable law or regulatory authorities or by the rules of any stock exchange on which the Company's securities may then be listed) will be beneficial to the Company by providing it with the flexibility required to consider and respond to future business opportunities and needs as they arise. The availability of additional authorized shares of Common Stock will also enable the Company to act promptly when the Board of Directors determines that the issuance of additional shares of Common Stock is advisable. It is possible that shares of Common Stock may be issued at a time and under circumstances that may dilute the voting power of existing shareholders, increase or decrease earnings per share and increase or decrease the book value per share of shares presently held.

         The Company does not have any immediate agreements, arrangements, commitments or understandings with respect to the issuance of any of the additional shares of Common Stock which would be authorized by the proposal to increase the number of authorized shares.

         It should be noted that the availability of additional shares could render more difficult or discourage a takeover attempt. For example, additional shares of Common Stock could be issued and sold to purchasers who oppose a takeover bid which is not in the best long-term and short-term interests of the Company, its shareholders and its other constituencies or could be issued to increase the aggregate number of outstanding shares of Common Stock and thereby dilute the interest of parties attempting to obtain control of the Company. In connection with any issuance of shares of Common Stock, the Board of Directors is required to determine that such issuance would be in the best long-term and short-term interests of the Company, its shareholders and its other constituencies. The Board of Directors is presently unaware of any specific effort to accumulate the shares of Common Stock of the Company or obtain control of the Company.

The Share Issuances

    On May 2, 1996 (the record date for the 1996 Meeting), there were 17,548,907 shares of Common Stock issued and outstanding. As a result of a 3-for-2 stock split, the issuance of shares of Common Stock in connection with two acquisitions in 1997 and the issuance of shares of Common Stock upon the exercise of various employee stock options (all as described in more detail below), the number of shares of Common Stock outstanding has exceeded the 20,000,000 shares authorized prior to giving effect to the Charter Amendment and, as of April 17, 1998, there were 30,090,947 shares of Common Stock issued and outstanding. The specific issuances that resulted in more than 20,000,000 shares of Common Stock being issued and outstanding are as follows: On October 15, 1996, the Company effected a 3-for-2 stock split by means of a 50% stock dividend pursuant to which the Company issued one share of Common Stock for every two shares then outstanding, resulting in the issuance of a total of 9,461,876 additional shares of Common Stock, 8,388,538 of which were in excess of the 20,000,000 shares authorized prior to giving effect to the Charter Amendment. On March 17, 1997, the Company issued 259,267 shares of Common Stock as partial consideration in the acquisition of Athletic Attic. On May 14, 1997, the Company issued 1,076,956 shares of Common Stock as partial consideration in the acquisition of Imperial Sports. Between October 15, 1996 (the date of the stock split in connection with which the Company first issued shares in excess of the 20,000,000 shares authorized prior to giving effect to the Charter Amendment) and the Record Date, the Company issued an aggregate of 366,186 shares of Common Stock pursuant to the exercise of employee stock options. The issuances of the aggregate of 10,090,947 shares of Common Stock pursuant to the transactions described above are referred to as the "Share Issuances."

The Company's Position and Recommendation

    The Company believes, based in part on opinions of counsel and the matters set forth below, that the inadvertent failure to provide notice of the 1996 Meeting in a timely manner does not render the Charter Amendment void and that the Charter Amendment and the subsequent Share Issuances are valid. As indicated above, the Company sought to effect an increase in its authorized capital stock through the proper method (amending the Company's Articles of Incorporation) and in the proper manner (approval of the Charter Amendment by the Board of Directors; submission of the Charter Amendment to the shareholders; approval by the shareholders holding the requisite number of shares of Common Stock; and filing the Charter Amendment with the office of the probate judge). No shareholder of the Company objected to the timeliness of the notice of the 1996 Meeting prior to or at the 1996 Meeting or at any time in the nearly two-year period following the 1996 Meeting. The Company has acted in reliance on the effectiveness of the Charter Amendment, and the Board of Directors believes that the Company and its shareholders have benefitted from the Charter Amendment and the Share Issuances.

    However, the Company recognizes that there is some uncertainty as to the effect of the failure to give timely notice and, accordingly, the Board of Directors is recommending that shareholders ratify the Charter Amendment and the Share Issuances at the Annual Meeting. The Company believes that such ratification will have the effect of confirming the validity of the Charter Amendment and the Share Issuances.

    In that the event shareholders fail to ratify the Charter Amendment and the Share Issuances at the Annual Meeting, the Company will not pursue the proposed
                                                        ---
reincorporation in Delaware discussed in Proposal Two of this Proxy Statement; however, the Company will continue to treat the Charter Amendment and the Share Issuances as valid and may in the future seek a judicial declaration that the Charter Amendment and the Share Issuances are valid.

Vote Required for Ratification

    Although the Alabama Constitution and the Alabama Business Corporation Act (the "Alabama Act") do not set forth a specific vote requirement for shareholder ratification, the Board of Directors has determined that the affirmative vote of 20,090,948 (66.77%) of the issued and outstanding shares of Common Stock of the Company as of the Record Date will be required (the "Required Ratification Vote") to ratify the Charter Amendment and the Share Issuances. The Required Ratification Vote equals the sum of (a) a majority (i.e., 10,000,001) of the 20,000,000 shares of authorized Common Stock of the Company prior to giving effect to the Charter Amendment and (b) the aggregate number of shares (i.e., 10,090,947) of Common Stock of the Company issued and outstanding as of the Record Date in excess of the total number of authorized shares of Common Stock prior to giving effect to the Charter Amendment. In fixing the Required Ratification Vote at such level, the Board of Directors has (i) taken into account the requirement of Section 234 of the Alabama Constitution that increases in stock be approved by a majority of outstanding stock and the voting requirements of the Alabama Act; (ii) not sought to determine which of the shares of Common Stock currently outstanding are part of the Common Stock authorized prior to giving effect to the Charter Amendment; and (iii) assured that in order for the Charter Amendment and the Share Issuances to be ratified, a majority (at least 10,000,001) of the 20,000,000 shares of Common Stock of the Company authorized prior to giving effect to the Charter Amendment shall have been voted in favor of the Charter Amendment and the Share Issuances. The Board of Directors believes that if the number of shares of Common Stock voted in favor of ratification of the Charter Amendment and the Share Issuances equals or exceeds the Required Ratification Vote, the ratification of the Charter Amendment and the Share Issuances will be effective because a majority of the outstanding shares of Common Stock, including those issued pursuant to the Share Issuances, and at least 10,000,001 shares of Common Stock authorized prior to giving effect to the Charter Amendment, which constitutes a majority of the shares of Common Stock authorized prior to giving effect to the Charter Amendment, will have been voted in favor of ratification of the Charter Amendment and the Share Issuances.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE CHARTER AMENDMENT AND THE SHARE ISSUANCES. THE EFFECT OF AN ABSTENTION OR A BROKER NON-VOTE IS THE SAME AS THAT OF A VOTE AGAINST RATIFICATION OF THE CHARTER AMENDMENT AND THE SHARE ISSUANCES.

                                 PROPOSAL TWO:
                          REINCORPORATION IN DELAWARE

Introduction

    For the reasons set forth below, the Board of Directors believes that it is in the best interests of the Company and its shareholders to change the state of incorporation of the Company from Alabama to Delaware (the "Reincorporation"). Throughout this Proxy Statement, the terms "JFF-Alabama" or the "Company" refer to Just For Feet, Inc., the existing Alabama corporation, and the term "JFF-Delaware" refers to the new Delaware corporation, a wholly owned subsidiary of JFF-Alabama, which is the proposed successor to JFF-Alabama in the proposed Reincorporation.

    As discussed below, the principal reason for the proposed Reincorporation is management's belief that Delaware corporate law affords a more refined and modern alternative to that of Alabama by virtue of the greater flexibility of Delaware law and the substantial body of case law interpreting that law that has developed as a result of the incorporation in Delaware of nearly 300,000 corporations, including 60% of the Fortune 500 and 50% of the companies listed on the New York Stock Exchange. The Reincorporation is not being proposed in order to prevent an unsolicited takeover attempt, and the Board of Directors is not aware of any present attempt by any person to acquire control of the Company, obtain representation on the Board of Directors or take any action that would materially affect the governance of the Company. If any such action were attempted in the future, however, the Company believes that the laws of Delaware would be better suited to the defense of such action than the laws of Alabama.

The Merger

    The Reincorporation will be effected by merging JFF-Alabama into JFF-Delaware, which was incorporated solely for such purpose (the "Merger"), pursuant to an Agreement and Plan of Merger (the "Merger Agreement") in substantially the form attached hereto as Exhibit A. Upon completion of the Merger, JFF-Alabama, as a corporate entity, will cease to exist and JFF-Delaware will continue to operate the business of the Company under the name of Just For Feet, Inc. The discussion set forth below is qualified in its entirety by reference to the Merger Agreement attached hereto.

    Pursuant to the Merger Agreement, each outstanding share of JFF-Alabama Common Stock, par value $.0001 per share, will be converted automatically into one share of JFF-Delaware Common Stock, par value $.0001 per share, upon the effective date of the Merger. Each stock certificate representing issued and outstanding shares of JFF-Alabama Common Stock will continue to represent the same number of shares of Common Stock of JFF-Delaware. IT WILL NOT BE NECESSARY FOR SHAREHOLDERS TO EXCHANGE THEIR EXISTING STOCK CERTIFICATES OF JFF-ALABAMA FOR STOCK CERTIFICATES OF JFF-DELAWARE. Shareholders may, however, exchange their certificates if they so choose. The JFF-Alabama Common Stock is traded on the Nasdaq National Market and, after the Merger, the JFF-Delaware Common Stock will be traded on the Nasdaq National Market without interruption, under the same symbol ("FEET") as the shares of JFF-Alabama Common Stock are currently traded.

    After the Merger, all employee benefit and stock option plans of JFF-Alabama will be continued by JFF-Delaware, and each option or right issued pursuant to such plans will be converted automatically into an option or right to purchase the same number of shares of JFF-Delaware Common Stock, at the same price per share, upon the same terms and subject to the same conditions as set forth in such plans and any options or other rights issued under the plans.

    If the Reincorporation proposal is approved, it is anticipated that the effective date of the Merger will be as soon as practicable following the Annual Meeting. The Merger Agreement provides that the Merger may be abandoned by the Board of Directors of either JFF-Alabama or JFF-Delaware for any reason, notwithstanding shareholder approval. THE BOARD OF DIRECTORS OF THE COMPANY HAS INDICATED THAT IT DOES NOT INTEND TO PROCEED WITH THE REINCORPORATION IN THE EVENT SHAREHOLDERS FAIL TO RATIFY THE CHARTER AMENDMENT AND THE SHARE ISSUANCES PURSUANT TO PROPOSAL ONE. The Merger Agreement may also be amended prior to the effective date of the Merger, except that certain material amendments may not be made after the shareholders have approved the Reincorporation proposal.

    Under the Alabama Act, shareholders of JFF-Alabama have the right to dissent with respect to the Reincorporation proposal and to receive from the Company payment in cash of the fair value of their shares of Common Stock if the Merger is completed. See "Rights of Dissenting Shareholders."

Vote Required for the Reincorporation Proposal

    Under the Alabama Act, approval of the Reincorporation proposal, which will also constitute approval of the Merger Agreement, the Certificate of Incorporation (the "Delaware Certificate") and the Bylaws (the "Delaware Bylaws") of JFF-Delaware, will require the affirmative vote of two-thirds (2/3) of the votes entitled to be cast on the Reincorporation proposal. The Delaware Certificate and the Delaware Bylaws are attached hereto as Exhibits B and C, respectively.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSED REINCORPORATION. THE EFFECT OF AN ABSTENTION OR A BROKER NON-VOTE IS THE SAME AS THAT OF A VOTE AGAINST THE REINCORPORATION PROPOSAL.

Principal Reasons for the Proposed Reincorporation

    The Company was originally incorporated in Alabama in 1977. The state of Alabama was chosen as a domicile primarily as a matter of convenience and because the laws of that state were suitable for the governance of the Company's operations at the time. In the past decade, however, the Company's operations have expanded both geographically and commercially, resulting in the significantly larger size and broader shareholder base of the Company. As the Company plans for the future, the Board of Directors and management believe that it is essential to be able to draw upon well established principles of corporate governance in making legal and business decisions. The prominence and predictability of Delaware corporate law provide a reliable foundation on which the Company's governance decisions can be based, and the Company believes that shareholders will benefit from the responsiveness of Delaware corporate law to their needs and to those of the corporation they own.

    For many years, Delaware has followed a policy of encouraging incorporation in that state and, in furtherance of that policy, has been a leader in adopting, construing and implementing comprehensive, flexible corporate laws responsive to the legal and business needs of the corporations organized under its laws. Many corporations have chosen Delaware initially as a state of incorporation, or have chosen to reincorporate in Delaware, in a manner similar to that proposed by the Company. The Board of Directors believes that the principal reasons for considering such a reincorporation are:

    (i) the General Corporation Law of the State of Delaware (the "Delaware Law"), which is generally acknowledged to be the most advanced and flexible corporate statute in the country;

    (ii) the responsiveness and efficiency of the Division of Corporations of the Secretary of State of Delaware, which is on the cutting edge of computer technology;

    (iii) the Delaware General Assembly, which each year considers and adopts statutory amendments that have been proposed by the Corporation Law Section of the Delaware bar in an effort to ensure that the corporate statute continues to be responsive to changing business needs;

    (iv) the Delaware Court of Chancery, which brings to its handling of complex corporate issues a level of experience and a degree of sophistication and understanding unmatched by any other court in the country, and the Delaware Supreme Court, the only appeals court, which is highly regarded and currently includes former Vice Chancellors and corporate practitioners;

    (v) the development in Delaware over the last century of a well established body of case law construing the Delaware Law, which provides businesses with a greater measure of predictability than exists in most if not all other jurisdictions; and

    (vi) the Reincorporation, combined with the ratification discussed in Proposal One, will substantially reduce or eliminate any remaining uncertainty concerning the legal effect of the Charter Amendment and the Share Issuances discussed in Proposal One.

    Management believes that the proposed Reincorporation will also help the Company attract and retain qualified directors. Both Alabama and Delaware law permit a corporation to include a provision in its articles or certificate of incorporation, as the case may be, which reduces or limits the monetary liability of directors for breaches of fiduciary duty in certain circumstances. The increasing frequency of claims and litigation directed against directors and officers has greatly expanded the risks facing directors and officers of corporations in exercising their respective duties. The amount of time and money required to respond to such claims and to defend such litigation can be substantial. It is the Company's desire to reduce these risks to its directors and officers and to limit situations in which monetary damages can be recovered against directors so that the Company may continue to attract and retain qualified directors who otherwise might be unwilling to serve because of the risks involved. The Company's current Articles of Incorporation do not contain a limitation of liability provision, but the Delaware Certificate does contain such a provision. See "Charter and Bylaws of JFF-Alabama and JFF-Delaware." The Company believes that Delaware case law regarding a corporation's ability to limit director liability is more developed and provides more guidance than Alabama law.

    The Company believes that Delaware provides a more appropriate and flexible corporate and legal environment in which to operate than currently exists in the state of Alabama and that the Company and its shareholders would benefit substantially from such environment.

Anti-takeover Implications

    Delaware, like many other states, permits a corporation to adopt a number of measures designed to reduce a corporation's vulnerability to unsolicited takeover attempts through its corporate charter or bylaws or otherwise. The Reincorporation proposal is not being proposed in order to prevent such a change in control and the Board of Directors is not aware of any present attempt to acquire control of the Company or to obtain representation on the Board of Directors.

    Nevertheless, certain effects of the Reincorporation proposal may be considered to have anti-takeover implications. For example, Section 203 of the Delaware Law, from which JFF-Delaware does NOT intend to opt out, restricts certain "business combinations" with "interested stockholders" for three years following the date that a person becomes an interested stockholder, unless the Board of Directors approves the business combination. See " Certain Significant Differences Between the Laws of Alabama and Delaware -- Certain Business Combinations."

     In addition, the Delaware Certificate and the Delaware Bylaws contain certain provisions, such as a limitation on the right of stockholders to amend certain provisions of the Delaware Certificate and a prohibition on the ability of stockholders to act by written consent in lieu of a meeting, which are similar to existing provisions of the Amended and Restated Articles of Incorporation, as amended (the "Alabama Articles") and the Bylaws (the "Alabama Bylaws") of JFF-Alabama and which may have an anti-takeover effect. Certain other provisions, such as the elimination of the ability of stockholders to call a special meeting and supermajority voting requirements with respect to amendments to the Delaware Bylaws, differ from the provisions of the Alabama Articles and the Alabama Bylaws, and may thus strengthen the anti-takeover effects resulting from the Reincorporation proposal. As stated above, however, the Company is not proposing such provisions for their anti-takeover effect, but rather to provide an overall governance system that the Board of Directors believes will best serve the Company and its shareholders in the future.

     For a detailed discussion of the changes which will be implemented as part of the Reincorporation proposal, including the significant differences between the laws of Alabama and Delaware, see "Charter and Bylaws of JFF-Alabama and JFF-Delaware" and "Certain Significant Differences Between the Laws of Alabama and Delaware."

     The Board of Directors of the Company has considered in the past, and may consider again in the future, implementing certain defensive strategies designed to enhance the Board's ability to negotiate with an unsolicited bidder (some of which may not require shareholder approval). These strategies include, but are not limited to, shareholder rights plans, severance agreements for its management and key employees which become effective upon the occurrence of a change in control of the Company, and the designation and issuance of preferred stock, the rights and preferences of which are determined by the Board of Directors. Some of these measures may be implemented under Alabama law. There is nonetheless substantial judicial precedent in the Delaware courts as to the legal principles applicable to such defensive measures and as to the conduct of the Board of Directors under the business judgment rule with respect to unsolicited takeover attempts. The Board of Directors has no current plans to implement any such measures.

     The Board of Directors believes that unsolicited takeover attempts may be unfair or disadvantageous to the Company and its shareholders because, among other reasons: (i) a non-negotiated takeover bid may be timed to take advantage of temporarily depressed stock prices; (ii) a non-negotiated takeover bid may be designed to foreclose or minimize the possibility of more favorable competing bids or alternative transactions; and (iii) a non-negotiated takeover bid may involve the acquisition of only a controlling interest in the corporation's stock, without affording all shareholders the opportunity to receive the same economic benefits.

     By contrast, in a transaction in which a potential acquiror must negotiate with an independent board of directors, the board can and should take into account the underlying and long-term values of the Company's business, the possibilities for alternative transactions on more favorable terms, possible advantages from a tax-free reorganization, anticipated favorable developments in the Company's business not yet reflected in the stock price and equality of treatment of all shareholders.

     Despite the belief of the Board of Directors as to the benefits to shareholders of the Reincorporation proposal, it may be disadvantageous to the extent that it has the effect of discouraging a future takeover attempt which is not approved by the Board of Directors, but which a majority of the shareholders may deem to be in their best interests or in which shareholders may receive a substantial premium for their shares over the then current market value or over their cost basis in such shares. As a result of such effects of the Reincorporation proposal, shareholders who might wish to participate in an unsolicited takeover offer may not have an opportunity to do so. In addition, to the extent that provisions of Delaware law enable the Board of Directors to resist a takeover or a change in control of the Company, such provisions could make it more difficult to change the existing Board of Directors and management.

No Change in the Name, Board Members, Business, Management, Employee Benefit Plans or Location of Principal Facilities of the Company

     The Reincorporation proposal will effect only a change in the legal domicile of the Company and certain other changes of a legal nature, the most significant of which are described in this Proxy Statement. The proposed Reincorporation will NOT result in any change in the name, business, management, fiscal year, assets or liabilities or location of the principal facilities of the Company. The six directors who will be elected at the Annual Meeting will become the directors of JFF-Delaware. All employee benefit and stock option plans of JFF-Alabama will be continued by JFF-Delaware, and each option or right issued pursuant to such plans will automatically be converted into an option or right to purchase the same number of shares of JFF-Delaware Common Stock, at the same price per share, upon the same terms and subject to the same conditions as set forth in such plans and in any options or other rights issued under the plans. Approval of the Reincorporation proposal will also constitute approval of the assumption of these plans by JFF-Delaware. Other employee benefit arrangements of JFF-Alabama will also be continued by JFF-Delaware upon the terms and subject to the conditions currently in effect. As noted above, after the Merger, the shares of JFF-Delaware Common Stock will continued to be traded, without interruption, on the Nasdaq National Market and under the same symbol ("FEET") as the shares of JFF-Alabama are currently traded.

Charter and Bylaws of JFF-Alabama and JFF-Delaware

     The following discussion summarizes the material differences between the Delaware Certificate and Delaware Bylaws and the Alabama Articles and Alabama Bylaws. Copies of the Delaware Certificate and the Delaware Bylaws are attached hereto as Exhibits B and C, respectively, and all statements herein concerning such documents are qualified by reference to the complete provisions thereof.

     The provisions of the Delaware Certificate and the Delaware Bylaws are similar to those contained in the Alabama Articles and the Alabama Bylaws in several respects. The Reincorporation proposal, however, includes the implementation of certain provisions in the Delaware Certificate and the Delaware Bylaws which alter the rights of shareholders and the powers of management. In addition, certain other changes could be implemented in the future by amendment to the Delaware Certificate with stockholder approval or, in certain cases, by amendment of the Delaware Bylaws or by other action of the Board without stockholder approval. See "Certain Significant Differences Between the Laws of Alabama and Delaware." Approval of the Reorganization proposal by the shareholders will result in the adoption of all provisions set forth in the Delaware Certificate and Delaware Bylaws.

     Authorized Stock. The Alabama Articles currently authorize the Company to issue up to 70,000,000 shares of Common Stock, par value $.0001 per share, and 5,000,000 shares of preferred stock, with a par value of $.0001 per share. The Delaware Certificate authorizes JFF-Delaware to issue up to 70,000,000 shares of Common Stock, par value $.0001 per share and 5,000,000 shares of preferred stock, par value of $.0001 per share. Similar to the Alabama Articles, the Delaware Certificate entitles the Board of Directors to determine the powers, preferences, rights, qualifications, limitations and restrictions of JFF-Delaware's preferred stock.

     Monetary Liability of Directors. The Alabama Act permits a corporation, through a provision in its articles of incorporation, to eliminate or limit the liability of a director to the corporation or its shareholders for money damages for any action taken or any failure to take action, except in certain circumstances. The Alabama Articles do not contain such a provision limiting the personal monetary liability of directors.

     The Delaware Law provides that the certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware Law, involving the payment of unlawful dividends, stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. The Delaware Certificate contains a provision eliminating personal monetary liability of directors to the fullest extent possible under Delaware Law.

     Stockholder Ability to Call Special Meetings. The Alabama Act requires that holders of at least 10% of the votes entitled to be cast on any issue be able to call a special meeting of shareholders. The Delaware Law does not require that stockholders be allowed to call a special meeting of stockholders. The Delaware Certificate provides that special meetings of stockholders may be called only by a majority of the Board of Directors. As a result, stockholders of JFF-Delaware would not be permitted to call special meetings. The business permitted to be conducted at any special meeting of stockholders will be limited to the business brought before such meeting by the Board of Directors. Elimination of the right of stockholders to call a special meeting eliminates a stockholder's ability to force stockholder consideration of a proposal over the opposition of the Board of Directors by calling a special meeting of stockholders prior to such time as the Board of Directors believes such consideration to be appropriate. For example, a stockholder's proposed amendments to JFF-Delaware's Bylaws or proposed removal of directors could, if the Board of Directors so desired, be delayed until the next annual meeting of stockholders, at which time the proposing stockholder or group of stockholders would be required to meet the notice requirement set forth in the Delaware Bylaws.

     Elimination of the ability of stockholders to call special meetings may render more difficult, discourage or delay a merger, proxy contest, or the assumption of control by a large stockholder or group of stockholders. To the extent that this provision enables the Board of Directors to resist a takeover or change in control, it may be more difficult to remove the existing Board of Directors and management.

     This provision has not been included in the Delaware Certificate as a result of any proposed attempt to change the control of the Company and no change of control is presently pending or has occurred in the past.

     Manner of Stockholder Vote. Under the Alabama Act, the election of directors may proceed in the manner described in a corporation's bylaws. The Alabama Bylaws do not provide for a specific method of voting for the election of directors at a shareholders' meeting. Under the Delaware Law, election of directors is to be by written ballot, unless the certificate of incorporation provides otherwise. The Delaware Certificate provides that elections of directors need not be by written ballot, unless the Bylaws so provide. The Delaware Bylaws do not require written ballots in the election of directors, but instead provide that any vote of the stockholders on any matter shall be by voice or hand vote unless a written vote by ballot is requested by a stockholder entitled to vote. The Delaware Bylaws further provide that every vote taken by written ballot shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting.

     Board of Directors. Under the Alabama Act, the number of directors constituting the Board of Directors is to be as specified in or fixed in accordance with the articles of incorporation or bylaws. If a board of directors has power to fix or change the number of directors, the board of directors may only increase or decrease by 30% or less the number of directors last approved by the shareholders. Only the shareholders may increase or decrease by more than 30% the number of directors last approved by the shareholders. The Alabama Bylaws authorize the Board of Directors to fix the number of directors, with the number of directors currently set at six.

     Similar to the Alabama Act, the Delaware Law also provides that the number of directors constituting the Board of Directors is to be as specified in or fixed in accordance with the certificate of incorporation or bylaws. The Delaware Law does not, however, limit the ability of the Board of Directors to increase or decrease the number of directors by any number or percentage or reserve such right to the stockholders.

     The Delaware Certificate makes no reference to the ability of the Board of Directors to fix the number of directors, but the Delaware Bylaws authorize the Board of Directors to fix the number of directors within a range of three to fifteen. In addition, the Delaware Certificate allows the Board of Directors to amend the Delaware Bylaws. The Board of Directors of JFF-Delaware may therefore change the number of directors within such range by majority vote and may change the range itself by a subsequent amendment to the Delaware Bylaws.

     The Alabama Bylaws currently provide that, at such time as the Board of Directors consists of nine directors, the directors shall be divided into three classes, as nearly equal in number as possible, with directors serving three year terms and the terms of one class expiring each year. Such staggered terms are permitted under Alabama law only if there are nine or more directors. Staggered terms are permitted under the Delaware Law without limitation as to the number of directors. The Delaware Bylaws, however, do not presently provide for the organization of the Board of Directors into classes; accordingly, any subsequent amendment to the Delaware Bylaws to provide for a staggered board would require stockholder approval notwithstanding the ability of the Board of Directors to amend other provisions of the Delaware Bylaws.

     The Merger Agreement provides that the directors of JFF-Delaware, who are the same persons as the directors of JFF-Alabama and have the same terms which they have as directors of JFF-Alabama, will continue as directors at and after the Effective Time of the Merger.

     Supermajority Voting Requirements. The Alabama Articles contain "supermajority" voting requirements with respect to certain business combinations and the amendment of certain provisions of the Alabama Articles. The supermajority voting requirements with respect to certain business combinations are designed to protect against unwanted corporate takeovers.
Under the Alabama Articles, certain business combinations must receive the affirmative vote of 80% of the outstanding voting stock of the Company. The Alabama Articles also provide that the affirmative vote of the holders of not less than 80% of the then outstanding common shares is required to amend the provisions of the Alabama Articles governing the amendment of certain provisions thereof, indemnification and business combinations.

     The Alabama Act provides that a corporation's board of directors may amend or repeal the corporation's bylaws unless (i) such power is reserved exclusively to the shareholders by the articles of incorporation or (ii) the shareholders in amending or repealing a particular bylaw provide expressly that the board of directors may not amend or repeal that bylaw. The Alabama Articles provide that the power to adopt, amend or repeal the Alabama Bylaws is vested in the Board of Directors and the shareholders, or either of them.

     Under the Delaware Law, the stockholders have the power to adopt, amend or repeal bylaws; however, the certificate of incorporation may confer such power upon the board of directors, although in doing so it may not divest the stockholders of their power to adopt, amend or repeal the bylaws. The Delaware Certificate provides that the Board of Directors is authorized to make, repeal, alter, amend and rescind the Delaware Bylaws. The Delaware Certificate also contains a supermajority (75%) voting requirement for amendments to the Bylaws by the stockholders.

     In addition to the supermajority vote required to amend the Bylaws, the Delaware Certificate provides in Article XI that the following provisions of the Delaware Certificate may be amended or repealed only by the affirmative vote of the holders of not less than 75% of the then outstanding common stock of JFF-
Delaware: (i) Article VI, which limits or eliminates the monetary liability of directors for a breach of their fiduciary duty in certain circumstances (see "-- Monetary Liability of Directors"); (ii) Article VII, which provides that elections of directors need not be by written ballot unless the Bylaws so provide (see "--Manner of Stockholder Vote"); (iii) Article VIII, which allows the Board of Directors to amend or repeal any provision of the Delaware Bylaws and requires the affirmative vote of 75% of the stockholders for the stockholders to adopt, amend, alter or repeal the Delaware Bylaws; (iv) Article IX, which eliminates the ability of stockholders to take action by written consent; and (v) Article X, which provides that only the Board of Directors can call special meetings of stockholders (see "--Stockholder Ability to Call Special Meetings"). The Delaware Law provides generally that a corporation's certificate of incorporation may be amended by a vote of stockholders holding a majority of the outstanding stock. Where the certificate of incorporation requires a supermajority vote with respect to a particular matter, however, the same supermajority vote is required to amend such supermajority voting requirement of the certificate of incorporation. Therefore, both the Delaware Law and the Delaware Certificate provide that in order to amend or repeal the provisions in the Delaware Certificate which require the affirmative vote of the holders of not less than 75% of the then outstanding common stock, the same 75% vote will be necessary to amend such provisions.

     These supermajority voting provisions could render more difficult or discourage a merger, tender offer, proxy contest or the assumption of control of JFF-Delaware by a large stockholder or group of stockholders. To the extent that these provisions enable the Board of Directors to resist a takeover or change in control of JFF-Delaware, it could make it more difficult to remove the existing Board of Directors and management.

     These provisions have not been included in the Delaware Certificate as a result of any proposed attempt to change the control of JFF-Alabama, and no change of control is presently pending or has occurred in the past.

     Shareholder Proposals to be Considered at Meetings and Shareholder Nominations of Directors. The Alabama Bylaws generally provide that a shareholder who desires to nominate directors at any meeting of shareholders must give JFF-Alabama advance written notice of such intention, together with certain additional information. Such notice must be received by JFF-Alabama not later than 30 days and not more than 60 days prior to the meeting, unless less than 40 days notice of the meeting was provided by JFF-Alabama, in which case, such notice must be received not later than 10 days following the date upon which JFF-Alabama has publicly announced or mailed the notice of the meeting. The Alabama Bylaws contain no provision regarding procedures for a shareholder to propose business for consideration at a meeting of the shareholders.

     The Delaware Bylaws contain an advance notice procedure applicable to both the proposal of business to be considered at a meeting and the nomination of directors, but require such notice by a stockholder in connection with JFF-Delaware's annual meeting to be delivered to JFF-Delaware not less than 60 days nor more than 90 days prior to the first anniversary of the previous year's annual meeting. If the annual meeting is more than 30 days before or more than 60 days after such anniversary date, however, notice by the stockholder to be timely must be delivered no earlier than 90 days prior to the annual meeting and no later than the later of 60 days prior to the annual meeting and the 10th day following the issuance by JFF-Delaware of a press release announcing the meeting date. For the purpose of the annual meeting of stockholders of JFF-Delaware to be held in 1999, if the Reincorporation is effected, the first anniversary of the preceding year's annual meeting will be the first anniversary of the 1998 Annual Meeting of Shareholders of JFF-Alabama.


Certain Significant Differences Between the Laws of Alabama and Delaware

     In addition to the matters discussed above, Delaware law differs in a number of respects from Alabama law. The following discussion summarizes certain differences which could materially affect the rights of shareholders if the Reincorporation is consummated. The discussion is not an exhaustive description of all the differences between the two states' laws.

     Alabama Constitutional Provisions. Section 234 of the Alabama Constitution provides that the stock and bonded indebtedness of a corporation shall not be increased without the consent of the persons holding the larger amount in value of stock, which consent shall be obtained at a meeting of shareholders where notice of such meeting has been provided more than 30 days in advance. Further,
Section 237 of the Alabama Constitution provides that a corporation may not issue preferred stock without the consent of the owners of two-thirds of the stock of the corporation. As demonstrated by the discussion under "Proposal
One: Ratification of Amendment to Articles of Incorporation and Related Share Issuances," the lack of certainty arising from, and the burden placed on Alabama corporations in complying with, such provisions are often viewed as disadvantages of incorporation in Alabama. The Delaware Constitution contains no such provisions.

     Certain Business Combinations. In the past several years, a number of states (but not including Alabama) have adopted special laws designed to make certain kinds of "unfriendly" corporate takeovers, or other transactions involving a corporation and one or more of its significant shareholders, more difficult. Under Section 203 of the Delaware Law ("Section 203") certain "business combinations" with "interested stockholders" of Delaware corporations are subject to a three-year moratorium unless specified conditions are met.

     Section 203 prohibits certain mergers, consolidations, sales of assets and other transactions with an "interested stockholder" (generally a 15% stockholder or group of stockholders) for three years following the date the stockholder became an interested stockholder. This prohibition on business combinations is subject to certain exceptions, the most significant of which are that the prohibition does not apply if: (i) the business combination or transaction in which the stockholder becomes an interested stockholder is approved by the corporation's board of directors prior to the stockholder becoming an interested stockholder; (ii) the business combination is with an interested stockholder who became an interested stockholder in a transaction whereby he acquired 85% of the corporation's voting stock, excluding shares held by directors who are also officers and certain employee stock plans; or (iii) the business combination is approved by the corporation's board of directors and authorized at a meeting by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

     Section 203 only applies to Delaware corporations which have a class of voting stock that is listed on a national securities exchange, authorized for quotation on the Nasdaq Stock Market, or held of record by more than 2,000 stockholders. Because the Company's Common Stock is presently listed on the Nasdaq Stock Market, it is anticipated that Section 203 will be applicable to JFF-Delaware. A Delaware corporation may elect not to be governed by Section 203 by including a provision to that effect in its certificate of incorporation or bylaws. The Delaware Certificate does not contain any such provision and, accordingly, the Company believes Section 203 will apply to JFF-Delaware.

     The Company expects that Section 203 will have the effect of encouraging any potential acquiror to negotiate with the Board of Directors. Section 203 also might have the effect of limiting the ability of a potential acquiror to engage in certain tactics (such as "two-tier pricing") that can result in dissimilar treatment of a corporation's stockholders. At the time Section 203 was adopted by the Delaware Legislature, a number of corporations had been subject to tender offers for, or other acquisitions of, more than 15% but less than 85% of their outstanding stock. In many cases, such purchases were followed by business combinations in which the purchaser either paid a lower price for the remaining outstanding shares than the price it paid in acquiring its original interest in the corporation, or paid a less desirable form of consideration. Federal securities law and regulations applicable to business combinations govern the disclosure required to be made to minority stockholders in order to consummate such a transaction, but do not assure stockholders that the terms of the business combination will be fair to them or that they can effectively prevent its consummation. Moreover, the statutory right of the remaining stockholders of the corporation to dissent in connection with certain business combinations and receive the "fair value" of their shares in cash may involve significant expense to such dissenting stockholders and may not be meaningful in all cases. Such an appraisal standard as applied under Delaware law does not take into account any appreciation of the stock's market value due to anticipation of the business combination and may not recognize that the market value of the shares may be adversely influenced by the interested person's controlling stock ownership. In addition, in the case of some business combinations, such as a sale of assets or a reclassification or recapitalization of a corporation's capital stock, the statutory right of dissent is not available at all. Section 203 was intended to close partially these "gaps" in federal and state law and to prevent certain of the potential inequities of business combinations.

     Shareholders should note, however, that the application of Section 203 to JFF-Delaware will confer upon the Board of Directors the power to reject a proposed business combination in certain circumstances, even though a potential acquiror may be offering a substantial premium for JFF-Delaware's shares over the then-current market price. Section 203 should also discourage certain potential acquirors unwilling to comply with its provisions.

     Under the Alabama Articles, except in certain circumstances, any business combination must receive the affirmative vote of 80% of the outstanding voting stock of the Company regardless of whether the acquiror is an interested shareholder; however, such supermajority voting provision will not apply to a business combination which is approved by two-thirds of the directors.

     Shareholder Voting. Under the Alabama Act, action on a matter generally is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by the Alabama Constitution, the Alabama Act or the corporation's articles of incorporation. In addition, unless the corporation's articles of incorporation provide otherwise, directors are elected by a majority of the votes cast by the shares entitled to vote when the vote is taken. Under the Delaware Law, in the absence of a specification in the corporation's certificate of incorporation or bylaws, once a quorum is obtained the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on the subject matter is sufficient for stockholder action; however, directors are elected by a plurality of votes.

     With certain exceptions, the Alabama Act requires that a merger, share exchange, sale of all or substantially all the corporation's assets or similar transaction be approved by a vote of two-thirds of the votes entitled to be cast by each class of shares outstanding, unless the corporation's articles of incorporation provide for a greater or lesser vote. The Delaware Law generally requires approval by only a majority of the shares outstanding and does not require such class voting, except in the case of transactions involving an amendment to the certificate of incorporation where the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely. Accordingly, there is a lower threshold for approval of such transactions in Delaware.

     The Delaware Law does not require a vote of the stockholders of the surviving corporation in a merger (unless the corporation provides otherwise in its certificate of incorporation) if (a) the merger agreement does not amend the existing certificate of incorporation, (b) each share of the stock of the surviving corporation outstanding immediately before the effective date of the merger is an identical outstanding or treasury share after the merger, and (c) either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized and unissued shares or the treasury shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed 20% of the shares of common stock of such constituent corporation outstanding immediately prior to the effective date of the merger. The Alabama Act contains a similar exception to its voting requirements.

     Limitation or Elimination of Directors' Personal Liability. Under the Alabama Act, if a corporation's articles of incorporation so provide, the liability of a director to the corporation or its shareholders for money damages for any action taken, or any failure to take any action, as a director, may be eliminated or limited, except liability for (a) the amount of financial benefit received by a director to which he or she is not entitled, (b) an intentional infliction of harm on the corporation or its shareholders, (c) the payment of unlawful dividends, stock repurchases or redemptions, (d) an intentional violation of criminal law, or (e) a breach of the director's duty of loyalty to the corporation or its shareholders. The Alabama Articles do not contain a provision eliminating or limiting the liability of its directors.

     Under the Delaware Law, if a corporation's certificate of incorporation so provides, the personal liability of a director for breach of fiduciary duty as a director may also be eliminated or limited. However, a corporation's certificate of incorporation may not limit or eliminate a director's personal liability (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware Law, involving the payment of unlawful dividends, stock repurchases or redemptions, or (d) for any transaction in which the director received an improper personal benefit. The Delaware Certificate contains a provision eliminating the personal liability of its directors for breaches of fiduciary duty as a director, subject to the foregoing limitations.

     The Company is not aware of any pending or threatened litigation to which the above-described limitation of directors' liability would apply.

     Indemnification. In general, the Alabama Act requires indemnification when a director or officer has successfully defended an action, on the merits or otherwise, when he or she was a party because he or she is or was a director or officer. The Delaware Law requires indemnification to the extent any present or former director or officer has been successful, on the merits or otherwise, in defense of an action where such person was a party by reason of the fact that he or she was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity.

     The provisions of the Alabama Act and the Delaware Law are substantially similar with respect to permissive indemnification. In general, both permit indemnification against expenses reasonably incurred, provided there is a determination by a majority vote of disinterested directors or a committee thereof, by independent legal counsel or by a majority vote of a quorum of the shareholders that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe that the person's conduct was unlawful.

     Under the Alabama Act, expenses incurred by a director, officer, employee or agent in defending an action may be paid in advance, if such individual furnishes the corporation a written affirmation of good faith belief that he or she, in the case of conduct in his or her official capacity, acted in the corporation's best interests and in all other cases, acted in a manner that was at least not opposed to the corporation's best interests; provided, however, that in the case of any criminal proceeding, such individual had no reasonable cause to believe that his or her conduct was unlawful. Further, the individual must undertake to repay any amounts advanced if it is ultimately determined that he or she is not entitled to indemnification. However, under the Delaware Law, expenses incurred by an individual in defending an action may be paid in advance, if such individual undertakes to repay all amounts advanced if it is ultimately determined that such person is not entitled to be indemnified (except with respect to former directors and officers, and employees and agents, with respect to whom the corporation need not obtain such undertaking).

     In addition, the laws of both states authorize a corporation's purchase of indemnity insurance for the benefit of its officers, directors, employees and agents whether or not the corporation would have the power to indemnify against the liability covered by the policy.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and therefore unenforceable.

     Amendments to Articles or Certificate of Incorporation and Bylaws. Amendments to the articles of incorporation may be approved in Alabama generally by a majority of the votes cast. Under the Delaware Law, amendments to the certificate of incorporation generally require the affirmative vote of the holders of a majority of the outstanding stock.

     The Alabama Act, in general, provides that a corporation's board of directors may amend or repeal the corporation's bylaws unless (i) the articles of incorporation reserve such power exclusively to the shareholders in whole or in part or (ii) the shareholders in amending or repealing a particular bylaw provide expressly that the board of directors may not amend or repeal such bylaw. Under the Delaware

Law, stockholders have the power to adopt, amend or repeal bylaws, although a corporation's certificate of incorporation may confer such power on the board of directors without divesting the stockholders of their right to act.

     Voting Power of Directors. The Delaware Law provides that a corporation's certificate of incorporation may confer upon the holders of any class or series of stock the right to elect one or more directors who will have such voting power as stated in the certificate of incorporation, which voting power may be greater or less than that of other directors or classes of directors. The Alabama Act contains no such provision.

     Dissenters' Rights of Appraisal. Under both the Alabama Act and the Delaware Law, a shareholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which the shareholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction.

     Delaware law does not, in general, afford dissenters' rights of appraisal with respect to (a) a sale of assets, (b) a merger by a corporation, the shares of which are either (i) listed on a national securities exchange or designated as a national market system security or (ii) widely held (by more than 2,000 stockholders) if such stockholders receive shares of the surviving corporation or of a listed or widely held corporation, or (c) stockholders of a corporation surviving a merger if no vote of the stockholders is required to approve the merger under the circumstances set forth above in the third paragraph of the section titled "Shareholder Voting."

     The Alabama Act, in general, affords dissenters' rights of appraisal with respect to a merger, share exchange, sale of all or substantially all of a corporation's assets and certain amendments to the articles of incorporation that materially and adversely affect shareholders' rights. Alabama law does not contain the exclusion from dissenters' rights for corporations the shares of which are publicly traded, as described above. For a description of dissenters' rights available to shareholders of the Company under Alabama law, see "Rights of Dissenting Shareholders," below, and Exhibit D attached to this Proxy Statement.

     Inspection of Shareholders List. Both the Alabama Act and the Delaware Law allow any shareholder to inspect lists of shareholders, although the Delaware Law permits such inspection only for a purpose germane to the meeting and, in general, only for a period of 10 days prior to the meeting at a place within the city where the meeting is to be held. The Alabama Act requires the list to be available for inspection by any shareholder, beginning two business days after notice of the meeting is given, and continuing through the meeting, at the corporation's principal office or, if the principal office is not located within Alabama, at the corporation's registered office in Alabama. Lack of access to stockholder records could result in impairment of a stockholder's ability to coordinate opposition to management proposals, including proposals with respect to a change in control of the Company.

     Dissolution. Under the Alabama Act, a corporation can voluntarily dissolve upon its board of directors' adopting a resolution setting forth a proposal to dissolve which proposal is approved by two-thirds of the votes of each class entitled to vote thereon. Under the Delaware Law, a corporation can voluntarily dissolve if its board of directors and stockholders owning a majority of the shares entitled to vote approve the dissolution or if all of its stockholders approve such a dissolution.

     Preemptive Rights. Under the Delaware Law, stockholders do not have preemptive rights to new shares unless there is a specific provision granting such rights in the corporation's certificate of incorporation. The Delaware Certificate does not contain such a provision. By contrast, the Alabama Act provides that shareholders have preemptive rights except to the extent that a corporation's articles of incorporation otherwise provide. The Alabama Articles contain a denial of preemptive rights. Accordingly, the Reincorporation will not have a practical impact on shareholders of the Company with respect to preemptive rights. The Company believes that not providing for mandatory preemptive rights in the Delaware Certificate is desirable to afford greater flexibility in possible future financings.

     Interested Director Transactions. Under the Delaware Law, certain contracts or transactions in which one or more of a corporation's directors has an interest are not void or voidable solely because of such interest, provided that the contract or transaction is fair and reasonable at the time it is authorized, is ratified by the corporation's stockholders after disclosure of the relationship or interest, or is authorized in good faith by a majority of the disinterested members of the board of directors or a committee thereof after disclosure of the relationship or interest. The Delaware Law permits the interested director to be counted in determining whether a quorum of the directors is present at the meeting approving the transaction, and further provides that the contract or transaction shall not be void or voidable solely because the interested director's vote is counted at the meeting which authorizes the transaction.

     Under the Alabama Act, a "conflicting interest" with respect to a corporation means the interest a director of the corporation has respecting a transaction effected or proposed to be effected by the corporation or by a subsidiary if the director knows that the director, a person related to the director or an entity affiliated with the director is a party to the transaction or has a beneficial interest in or so closely linked to the transaction and of such financial significance to the director or such other person that the interest would reasonably be expected to exert an influence on the director's judgment if the director were called upon to vote on the transaction. A transaction which involves such a conflicting interest may not be enjoined, set aside, or give rise to an award of damages or other sanctions, in a proceeding by a shareholder or by or in the right of the corporation, because the director, or any person with whom or which he or she has a personal, economic, or other association, has an interest in the transaction, if (i) the transaction received the affirmative vote of a majority (but no fewer than two) of qualified directors on the board of directors or on a committee of the board who voted on the transaction after disclosure to them; (ii) a majority of the votes entitled to be cast by the holders of all qualified shares are cast in favor of the transaction after notice to shareholders describing the director's conflicting interest transaction; or (iii) the transaction, judged according to the circumstances at the time the corporation entered into a commitment with respect thereto, is established to have been fair to the corporation.

     For purposes of the foregoing, "qualified director" means, with respect to a director's conflicting interest transaction, any director who does not have either a conflicting interest respecting the transaction or a familial, financial, professional or employment relationship with a second director who does have a conflicting interest respecting the transaction. A majority (but no fewer than two) of all the qualified directors on the board of directors, or on the committee, constitutes a quorum for purposes of action that complies with the foregoing and directors' action that otherwise complies with the foregoing is not affected by the presence or vote of a director who is not a qualified director. "Qualified shares" means any shares entitled to vote with respect to the director's conflicting interest transaction except shares that are beneficially owned (or the voting of which is controlled) by a director who has a conflicting interest respecting the transaction or by a related person of the director, or both. A majority of the votes entitled to be cast by the holders of all qualified shares constitutes a quorum for purposes of action that complies with the foregoing.

     Examination of Books and Records. Under the Alabama Act, a shareholder of an Alabama corporation or of a foreign corporation with its principal office located in Alabama has the right to inspect and copy certain records designated by the Alabama Act. With respect to other records, the Alabama Act requires that a person must have been a shareholder of record for at least 180 days or be the holder of record of at least 5% of all outstanding shares of a corporation in order to examine the minutes, shareholder records and other books and records of a corporation. A shareholder who meets such requirements must also have a proper purpose for such inspection. Since JFF-Delaware will maintain its principal office in Alabama, it will continue to be subject to such provisions of the Alabama Act.

     Under Delaware law, any stockholder of record with a proper purpose has the right to inspect and copy stock ledgers and other books and records of a Delaware corporation. "Proper purpose" is defined as a purpose reasonably related to such person's interest as a stockholder.

     Filling Vacancies on the Board of Directors. Under the Alabama Act, any vacancy on a corporation's board of directors may be filled by the board of directors unless otherwise provided in the articles of incorporation, except that the directors may only fill a vacancy resulting from an increase in the number of directors if expressly permitted by the articles of incorporation.
The Alabama Articles contain a provision which permits the directors to fill a vacancy resulting from an increase in the number of directors. Under Delaware law, vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director, unless otherwise provided in the corporation's certificate of incorporation or bylaws (or unless the certificate of incorporation directs that a particular class of stock is to elect such director(s), in which case a majority of the directors elected by such class, or a sole remaining director so elected, may fill such vacancy or newly created directorship). Neither the Delaware Certificate nor the Delaware Bylaws limits the ability of directors to fill vacancies.

     In addition to the foregoing, the Alabama Act provides that the term of a director who is elected to fill a vacancy expires at the next shareholders' meeting at which directors are elected, even if directors serve staggered terms on a classified board. The Delaware Law provides that in the case of a corporation, the directors of which are divided into classes, any director elected to fill a vacancy is to hold office until the next election of the class for which he or she was chosen.

     Dividends and Repurchases of Shares. Under the Alabama Act and unless otherwise restricted by its articles of incorporation, a corporation may not make any distribution (including dividends, whether in cash or other property, and repurchases of its shares) if, after giving it effect, (i) the corporation would not be able to pay its debts as they become due in the usual course of business or (ii) the corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if the corporation were to be dissolved, to satisfy the preferential rights of shareholders whose preferential rights are superior to those receiving the distribution.

     The Delaware Law permits a corporation to declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, the Delaware Law generally provides that a corporation may redeem or repurchase its shares only if the capital of the corporation is not impaired and such redemption or repurchase would not impair the capital of the corporation.

     Certain Differences in State Taxes. As an Alabama corporation, JFF-Alabama is subject to a domestic corporation franchise tax calculated on the basis of the amount and par value of outstanding capital stock and a shares tax, which is an ad valorem tax calculated on the basis of the fair market value of its outstanding stock. JFF-Alabama may also be subject to foreign franchise taxes in other jurisdictions in which it is qualified to do business. If the Reincorporation is effected, JFF-Delaware will be subject to a domestic franchise tax in Delaware calculated on the basis of the amount of its authorized capital stock (or on its authorized shares, its issued shares and its assets), and it will also be subject to foreign franchise taxes in Alabama (calculated on the basis of the amount of capital employed in Alabama) and possibly other jurisdictions; however, it will no longer be subject to the Alabama shares tax.

Rights of Dissenting Shareholders

     In accordance with Article 13 of the Alabama Act (the "Alabama Dissent Provisions"), a shareholder of the Company may dissent from the Merger and obtain payment for the fair value of his or her shares of Common Stock. The following is a summary of the Alabama Dissent Provisions, the relevant text of which is set forth as Exhibit D to this Proxy Statement.

     Under the Alabama Dissent Provisions, a shareholder of the Company may dissent from the Merger by following the following procedures: (i) the dissenting shareholder must deliver to the Company, prior to the vote being taken on the Merger at the Annual Meeting, written notice of his or her intent to demand payment for his or her shares of Common Stock if the Merger is effected (the "Notice Requirement"); and (ii) the dissenting shareholder must not vote in favor of the Merger (or submit a Proxy which results in a vote in favor of the Merger). A shareholder who does not satisfy these requirements waives his or her right to demand payment. For example, a shareholder who merely votes against the Merger without satisfying the Notice Requirement described in
(i) above is not entitled to demand payment for his or her shares of Common Stock under the Alabama Dissent Provisions. However, a shareholder's mere failure to vote on the Merger will not constitute a waiver of his or her right to demand payment as long as he or she fulfills the Notice Requirement described in (i) above.

     In addition, if the Merger is approved by a vote of the shareholders of the Company, the Company must deliver written notice of such approval to each such dissenting shareholder (the "Written Dissenters' Notice"), which must be sent not later than 10 days after the Merger is effected, and the dissenting shareholder must make a demand for payment of the fair value of his or her shares of Common Stock in accordance with the terms of the Written Dissenters' Notice, which demand must be received by the Company by a date to be specified by the Company in the Written Dissenters' Notice, which date shall be not fewer than 30 nor more than 60 days after the date on which the Written Dissenters' Notice is mailed.

     Within twenty (20) days after making a formal payment demand, each shareholder demanding payment shall submit the certificate or certificates representing his or her shares of Common Stock to the Company for notation thereon by the Company that such demand has been made. The failure to submit his or her shares of Common Stock for such notation shall, at the option of the Company, terminate the shareholder's rights under the Alabama Dissent provisions unless a court of competent jurisdiction, for good and sufficient cause, shall otherwise direct.

     A record shareholder may dissent as to fewer than all of the shares of Common Stock registered in his or her name only if he or she dissents with respect to all shares of Common Stock beneficially owned by any one person and notifies the Company of the name and address of each person on whose behalf he or she asserts dissenters' rights. The rights of a partial dissenter are determined as if the shares of Common Stock to which he or she dissents and his or her other shares of Common Stock were registered in the name of a different shareholder. Once a formal demand for payment is made, such demand cannot be withdrawn by the shareholder except with the consent of the Company.

     Upon the Effective Time of the Merger, or upon receipt by the Company of a demand for payment, the Company must offer to pay each dissenting shareholder who has properly complied with the Alabama Dissent Provisions the amount estimated by the Company to be the fair value of the shares of Common Stock held by each such dissenting shareholder, plus accrued interest. Such offer must be accompanied by, among other information, the Company's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of the offer, an income statement for that year, the latest available interim financial statements, if any, a statement of the Company's estimate of the fair value of the shares, and an explanation of how the interest was calculated. If, within thirty (30) days after the making of such offer of payment, any dissenting shareholder accepts the same, then such dissenting shareholder must surrender to the Company the certificate or certificates representing his or her shares of Common Stock. Upon receipt by the Company of the certificate or certificates, the Company shall pay such dissenting shareholder the fair value of his or her shares, plus accrued interest and such dissenting shareholder will cease to have any interest in the shares. If, however, a dissenting shareholder does not accept the Company's offer of payment, then such dissenting shareholder must, within thirty (30) days after the Company offered payment for his or her shares of Common Stock, notify the Company in writing of his or her own estimate of the fair value of his or her shares of Common Stock and amount of interest due, and demand payment of such estimate, or reject the Company's offer and demand the fair value of his or her shares of Common Stock and interest due. If this demand by a dissenting shareholder remains unsettled for sixty (60) days, then the Company must commence a proceeding in the Circuit Court of Jefferson County, Alabama to determine the fair value of the shares of Common Stock and accrued interest. If the Company does not commence this proceeding within the 60-day period, then the Company must pay each dissenting shareholder whose demand remains unsettled the amount demanded. The Company must make all dissenting shareholders whose demands remain unsettled parties to this proceeding. In such proceeding, the court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The Company must pay each dissenting shareholder the amount found to be due after final determination of the proceedings. Upon payment of such judgment, the dissenting shareholder will cease to have any interest in the shares of Common Stock.

     The costs and expenses of any such dissent proceeding will be determined by the court and will be assessed against the Company, but costs and expenses may be apportioned and assessed against all or some of the dissenting shareholders, in such amounts as the court deems equitable, to the extent the court finds such dissenting shareholders acted arbitrarily, vexatiously or not in good faith in demanding payment after receiving an offer of payment from the Company. The court may also assess the reasonable fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable (a) against the Company and in favor of any or all dissenting shareholders if the court find that the Company did not substantially comply with the requirements of the Alabama Dissent Provisions, or (b) against either of the Company or a dissenting shareholder, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by the Alabama Dissent Provisions. If the court finds that the services of counsel for any dissenting shareholder were of substantial benefit to the other dissenting shareholders similarly situated, and that the fees for the services should not be assessed against the Company, the court may award such counsel reasonable fees to be paid out of the amounts awarded to dissenting shareholders who were benefitted.

     The foregoing is only a summary of the Alabama Dissent Provisions, and is qualified in its entirety by reference to the provisions thereof, the text of which is set forth as Exhibit D to this Proxy Statement. Each shareholder of the Company is urged to carefully read the full text of the Alabama Dissent Provisions.

Certain Federal Income Tax Consequences

     The Company has been advised by counsel that, for federal income tax purposes, no gain or loss will be recognized by the holders of JFF-Alabama Common Stock as a result of the consummation of the Reincorporation and no gain or loss will be recognized by JFF-Alabama or JFF-Delaware. In addition, counsel has advised that each former holder of JFF-Alabama Common Stock will have the same basis in the JFF-Delaware Common Stock received by such person pursuant to the Reorganization as such holder had in the JFF-Alabama Common Stock held by such person at the time of consummation of the Reorganization, and such person's holding period with respect to such JFF-Delaware Common Stock will include the period during which such holder held the corresponding JFF-Alabama Common Stock, provided the latter was held by such person as a capital asset at the time of the consummation of the Reincorporation.

     State, local or foreign income tax consequences to shareholders may vary from the federal tax consequences described above. SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE EFFECT OF THE REINCORPORATION PROPOSAL UNDER APPLICABLE FEDERAL, STATE, LOCAL OR FOREIGN INCOME TAX LAWS.


                                PROPOSAL THREE:
                             ELECTION OF DIRECTORS

     The Board of Directors of the Company, pursuant to the Company's Bylaws, has set the number of directors to serve for the next year at six, all of whom are to be elected at the Annual Meeting. Proxies received will be voted for all the nominees named below, unless authority to do so is withheld. In the event any nominee is unable or declines to serve as a director at the time of the meeting, the persons named as proxies therein will have discretionary authority to vote the proxies for the election of such person or persons as may be nominated in substitution by the present Board of Directors. Management knows of no current circumstances which would render any nominee named herein unable to accept nomination or to serve if elected.

     Members of the Board of Directors are elected annually to serve until the next annual meeting of shareholders and until their successors are elected and qualified. Directors will be elected by a majority of the votes cast by the holders of shares entitled to vote on the election of directors. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.

     If the Reincorporation proposal is effected, the directors elected at the Annual Meeting will serve as directors of JFF-Delaware. See "Proposal Two:
Reincorporation in Delaware."

     The following persons have been nominated by management for election to the Board of Directors:

     Harold Ruttenberg, age 55, is the founder of the Company and has served as its Chairman, President and Chief Executive Officer since its inception in 1977.

     Bart Starr Sr., age 64, has served as a director of the Company since August 1993. He has served as the Chairman of the Board of Healthcare Realty Management, a real estate development company, since 1990 and from 1984 to 1990 was a partner in RAL Management Group, also a real estate development company. From 1956 to 1972, Mr. Starr was a professional football player for the Green Bay Packers of the National Football League. He presently serves as a spokesperson for the Company.

     Michael P. Lazarus, age 42, has served as a director of the Company since August 1993. Mr. Lazarus has served as a Managing Partner of Weston Presidio Capital Management, L.P., a venture capital firm, since 1991. From 1986 to 1991, he served as Managing Director and Director of the Private Placement Department
of Montgomery Securities.   Mr. Lazarus also serves as a director of Guitar
Center, Inc.

     Randall L. Haines, age 55, has served as a director of the Company since May 1994. Mr. Haines has served as President of Compass Bank - Birmingham since February 1996. From January 1993 to January 1996, Mr. Haines served as President of Compass Bank of Huntsville, Alabama. From 1986 to January 1993, Mr. Haines served as Commercial Banking Manager of Compass Bank of Birmingham, Alabama.

     David F. Bellet, age 51, has served as a director of the Company since May 1996. Mr. Bellet has been Chairman of Crown Advisors Ltd., a private investment counseling firm, since founding the firm in 1981. He is also a general partner in the limited partnerships managed by Crown in the venture capital industry. From 1969 to 1981, Mr. Bellet was a Vice President of Citibank in the Investment Management Group.

     Edward S. Croft, III, age 55, has served as a director of the Company since July 1996. Mr. Croft has been a principal in the Atlanta, Georgia investment banking firm of Croft & Bender LLC since August 1996. From May 1971 through April 1996, Mr. Croft was an investment banker with The Robinson-Humphrey Company, Inc. Mr. Croft also serves on the Board of Directors of Computer Products, Inc. and Acorn Venture Capital Corporation.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

Committees of the Board and Meetings

     The Company's Board of Directors presently has the following standing committees:

     (A) The Audit Committee, which, for 1997, was comprised of Messrs. Lazarus and Starr. The Audit Committee, which met one time in fiscal 1997, is responsible for recommending the Company's independent auditors, reviewing with the independent auditors the scope and results of audits, monitoring the Company's financial and control procedures, monitoring the non-audit services provided by the Company's auditors and reviewing all potential conflict of interest situations. For fiscal 1998, the Audit Committee is comprised of Messrs. Lazarus and Haines.

     (B) The Compensation Committee, which, for 1997, was comprised of Messrs. Ruttenberg, Lazarus and Haines. The Compensation Committee is responsible for establishing the salaries, bonuses and other compensation of the executive officers of the Company. The Compensation Committee did not meet in person during fiscal 1997, but acted seven times by unanimous written consent. Prior to May 1997, the Compensation Committee was responsible for administering the Company's stock option plans. For fiscal 1998, the Compensation Committee is comprised of Messrs. Ruttenberg, Starr, Bellet and Croft.

     (C) The Stock Option Committee was organized in May 1997 and is currently comprised of Messrs. Lazarus and Bellet. The Stock Option Committee is responsible for administering the Company's stock option plans. The Stock Option Committee did not meet in person during fiscal 1997 but acted 11 times by unanimous written consent.

     The Company does not have a Directors Nominating Committee, that function being reserved to the entire Board of Directors.

     During fiscal 1997, the Board of Directors held a total of three meetings and acted 12 times by unanimous written consent. Each incumbent director attended at least 75% of the aggregate number of meetings held by the Board and by the Committees of the Board on which he served during the term of his service.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain officers and persons who own more than 10% of the outstanding Common Stock of the Company, to file with the Securities and Exchange Commission reports of changes in ownership of the Common Stock of the Company held by such persons. Officers, directors and greater than 10% shareholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during fiscal 1997, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% shareholders were complied with, except that one report covering one transaction was inadvertently filed late by each of Messrs. Starr, Bond, Tyra and Wynne; two reports covering three transactions were inadvertently filed late by each of Messrs. Croft and Don-Allen Ruttenberg; and four reports covering a total of five transactions were inadvertently filed late by Mr. Gilburne.

                            EXECUTIVE COMPENSATION

     The following table provides certain summary information concerning compensation paid or accrued by the Company for fiscal 1997, 1996 and 1995 to or on behalf of the Company's Chief Executive Officer and the other most highly compensated executive officers whose cash compensation during fiscal 1997 exceeded $100,000 (collectively, the "Named Executive Officers).

                          Summary Compensation Table

                                                                                       Long-Term
                                                                                      Compensation
                                                    Annual Compensation                  Awards
                                              -------------------------------         ------------

                                                                                       Securities
                                     Fiscal                          Other Annual      Underlying
 Name and Principal Position          Year        Salary    Bonus    Compensation       Options
 ---------------------------         ------       ------    -----    ------------      ----------
Harold Ruttenberg                     1997      $400,000      --          --                --
 Chairman, President and              1996       382,052      --     $17,650/(1)/           --
   Chief Executive Officer            1995       391,666      --          --                --

Adam J. Gilburne                      1997      $271,153      --          --        200,000 shares/(2)/
 Executive Vice President;            1996       198,077   $50,000        --        100,000 shares
   President-Superstore               1995       150,000      --          --                --
   Division

Don-Allen Ruttenberg                  1997      $123,692      --          --        100,000 shares/(2)/
 Executive Vice President -           1996       100,000      --          --        100,000 shares
   New Store Development              1995        85,615      --          --                --

Scott C. Wynne                        1997      $123,692      --          --        100,000 shares/(2)/
 Executive Vice President -           1996       100,000      --          --        100,000 shares
   Operations and                     1995        88,692      --          --                --
   Secretary

Alex M. Bond/(3)/                     1997      $210,232      --      20,574/(4)/   200,000 shares
 Executive Vice President-
   Strategic Development

Eric L. Tyra/(5)/                     1997      $177,075      --      25,043/(4)/   250,000 shares
 Executive Vice President
   and Chief Financial Officer

---------------------------

/(1)/ Represents premiums paid by the Company for term life insurance on behalf of the Named Executive Officer.
/(2)/ Includes options to purchase 100,000 shares that were repriced (by cancellation and regrant) in fiscal 1997 from options originally granted in fiscal 1996. See "--Options."
/(3)/  Mr. Bond joined the Company in February 1997.
/(4)/ Represents amounts paid to the Named Executive Officer for moving and temporary living expenses associated with the officer's relocation to Birmingham, Alabama upon joining the Company.
/(5)/  Mr. Tyra joined the Company in May 1997.

Employment and Noncompetition Agreements

    On January 8, 1998, the Company entered into an employment agreement with Adam J. Gilburne. The agreement, which expires on January 7, 2003, provides that Mr. Gilburne will serve as President, Superstore Division of the Company and receive an annual base salary of $300,000. The agreement provides that Mr. Gilburne is eligible to receive a performance-based bonus of up to 50% of his annual salary. He also received an incentive stock option to purchase 100,000 shares of Common Stock at $12.94 per share. In the event of the termination of his employment following a Change in Control of the Company (as defined in the agreement), Mr. Gilburne is entitled, subject to certain conditions, to receive a lump sum cash payment equal to two times the base salary then in effect under the agreement plus any awarded but unpaid bonus. Mr. Gilburne's employment agreement contains covenants of non-disclosure and non-competition.

    On November 6, 1996, the Company entered into an employment agreement with Alex M. Bond. The agreement, which expires January 31, 1999, provides that Mr. Bond will serve as Executive Vice President - Strategic Development of the Company at an annual salary of $150,000, plus a $50,000 per year living allowance. The agreement provides that Mr. Bond is eligible to receive a performance-based bonus of up to $200,000 per year. Pursuant to the agreement, Mr. Bond was granted an incentive stock option to purchase 200,000 shares of the Company's Common Stock at $14.50 per share. Mr. Bond's employment agreement contains covenants of non-disclosure and non-competition.

    On May 1, 1997, the Company entered into an employment Agreement with Eric
L. Tyra. The agreement, which expires May 18, 2002, provides that Mr. Tyra will serve as Executive Vice President and Chief Financial Officer of the Company at an annual salary of $250,000, plus a $35,000 per year living allowance. The agreement provides that Mr. Tyra is eligible to receive a performance-based bonus of up to $125,000 per year. In addition, the agreement provides that Mr. Tyra shall receive a bonus of $500,000 in the event he is employed by the Company on May 18, 2002 or if he has been terminated prior to such date otherwise than "for cause" (as defined in the agreement). Pursuant to the agreement, Mr. Tyra was granted an incentive stock option to purchase 200,000 shares of the Company's Common Stock at $17.00 per share. In the event of the termination of his employment following a Change in Control of the Company (as defined in the agreement), Mr. Tyra is entitled, subject to certain conditions, to receive a lump sum cash payment equal to two times the base salary then in effect under the agreement plus any awarded but unpaid bonus. Mr. Tyra's employment agreement contains covenants of non-disclosure and non-competition.

Options

    The following table provides information regarding option grants in fiscal 1997 to the Named Executive Officers:


                                 Option Grants in Fiscal 1997


                                               Individual Grants
                           -------------------------------------------------------
                                            % of Total                                Potential Realizable
                             Number of       Options                                    Value At Assumed
                             Securities     Granted to                                Annual Rates of Stock
                             Underlying    Employees in    Exercise                  Price Appreciation for
                              Options         Fiscal       Price/(2)/  Expiration       Option Term /(3)/
         Name                Granted (#)     Year/(1)/     ($/Share)      Date            5%        10%
---------------------------  -----------   -------------  ----------   ----------    ----------  -----------
Harold Ruttenberg..........      --              --            --         --              --         --
Adam J. Gilburne...........  100,000/(4)/       3.5%         14.75      4/29/07      $  927,620  $2,350,770
                             100,000/(5)/       3.5%         12.94       1/8/08         813,790   2,062,303
Don-Allen Ruttenberg.......  100,000/(4)/       3.5%         14.75      4/29/07         927,620   2,350,770
Scott C. Wynne.............  100,000/(4)/       3.5%         14.75      4/29/07         927,620   2,350,770
Eric L. Tyra...............  200,000/(6)/       6.9%         17.00       5/1/07       2,138,242   5,418,724
                              50,000/(7)/       1.7%         12.94       1/8/08         406,895   1,031,151
Alex M. Bond...............  200,000/(8)/       6.9%         14.50      4/17/07       1,823,794   4,621,853

----------------------

/(1)/ The Company granted options to purchase an aggregate of 2,896,000 shares to employees in the year ended January 31, 1998.
/(2)/ Stock options were granted with an exercise price equal to the fair market value of the Company's Common Stock on the date of grant.
/(3)/ The dollar amounts under these columns represent the potential realizable value of each grant of options assuming that the market price of the Company's Common Stock appreciates in value from the date of grant at the 5% and 10% annual rates prescribed by the Commission and therefore are not intended to forecast possible future appreciation, if any, of the price of the Company's Common Stock.
/(4)/ Represents the regrant of options originally granted on December 16, 1996 and subsequently cancelled. See "Option Repricings." Options vest annually in equal increments over a four-year period beginning on April 29, 2002.
/(5)/ Vests with respect to 20,000 per year beginning March 1, 1999.
/(6)/ Vests with respect to 20,000 shares on May 19, 1997 and 36,000 shares on each of May 19, 1998, 1999, 2000, 2001 and 2002.
/(7)/ Vests on January 8, 2003.
/(8)/ Vests with respect to 20,000 shares on each of April 17, 1998 and 1999 and with respect to 32,000 shares on each of April 17, 2000, 2001, 2002, 2003 and 2004.


      The following table provides information regarding options exercised by the Named Executive Officers during fiscal 1997 and the value of options outstanding at January 31, 1998.


                          Aggregated Option Exercises in Last Fiscal Year and
                                     Fiscal Year-End Option Values

                                                          Number of Securities
                                                               Underlying         Value of Unexercised
                                                          Unexercised Options at  In-the-Money Options
                                                            Fiscal Year End        at Fiscal Year End
                        Shares Acquired                       Exercisable/           Exercisable/
       Name              on  Exercise    Value Realized       Unexercisable          Unexercisable
----------------------  ---------------  --------------  -----------------------  --------------------
Harold Ruttenberg             --                --                --                      --
Adam J. Gilburne            72,245        $1,670,666         90,322/274,313        $912,252/$621,124
Don-Allen Ruttenberg        40,478        $  597,050         40,479/115,000         $407,672/$82,050
Scott C. Wynne                --                --           80,958/115,000         $815,343/$82,050
Eric L. Tyra                  --                --           20,000/230,000               $0/$65,500
Alex M. Bond                  --                --           20,000/180,000                    $0/$0

  The following table provides certain information regarding all repricings of options held by any executive officer of the Company since the Company's initial public offering (prior to fiscal 1997, there were no such repricings):

                                             Option Repricings
                                                                                            Length of
                                   Number of                                                Original
                                  Securities    Market Price     Exercise                  Option Term
                                  Underlying      of Stock       Price at                   Remaining
                                    Options      at Time of      Time of         New        at Date of
                                  Repriced or   Repricing or   Repricing or    Exercise    Repricing or
Name and Position         Date    Amended (#)   Amendment ($)  Amendment ($)   Price ($)    Amendment
-----------------         ----    -----------   -------------  -------------   ---------    ---------
Robert C. Wabler/(1)/    4/29/97    100,000         14.75          23.50         14.75      9.67 years
 Executive Vice
  President and Chief
  Financial Officer

Adam J. Gilburne         4/29/97    100,000         14.75          23.50         14.75      9.67 years
 Executive Vice
  President; President
  -Superstore
  Division

Don-Allen Ruttenberg     4/29/97    100,000         14.75          23.50         14.75      9.67 years
Executive Vice
 President -  New
 Store Development

Scott C. Wynne           4/29/97    100,000         14.75          23.50         14.75      9.67 years
Executive Vice
 President -
 Operations and
 Secretary

--------------------

/(1)/ Mr. Wabler resigned all positions with the Company in May 1997.


Compensation of Directors

     Non-employee directors of the Company receive directors fees of $1,000 for each meeting of the Board or a committee thereof attended. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board. No director who is an officer or employee of the Company receives compensation for services rendered as a director. The Company maintains a stock option plan for the benefit of its non-employee directors.
The Just For Feet, Inc. Non-Employee Director Stock Option Plan (the "Directors Plan") currently reserves 281,250 shares of Common Stock for issuance pursuant to the exercise of options granted under such plan. The Directors Plan provides for an initial one-time grant of options to purchase 25,000 shares to all non-employee directors (with the exception of Mr. Bart Starr). In addition, the Directors Plan provides that each year on the first day of the Company's fiscal year, each then non-employee director automatically will be granted options to purchase 2,500 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the grant date.

Compensation Committee Interlocks and Insider Participation

     Harold Ruttenberg, President and Chief Executive Officer of the Company, has served as a member of the Compensation Committee of the Board of Directors since that committee was appointed in August 1993. During the period from February 1, 1994 through January 1, 1997, the Company made advances totaling $183,000 to Mr. Ruttenberg for certain personal expenses. Mr. Ruttenberg has agreed to repay such amount to the Company without interest.

     Randall L. Haines, a member of the Compensation Committee during fiscal 1997, is president of Compass Bank - Birmingham. The Company has a revolving line of credit at Compass Bank, pursuant to which the Company may borrow up to $40,000,000 for general corporate purposes. Amounts outstanding under the line of credit bear interest at a floating rate above LIBOR (LIBOR plus 1.25% at January 31, 1998) and are unsecured. As of January 31, 1998, there was $15,667,000 outstanding under such line of credit. The line of credit expires on July 1, 1999.

     On January 29, 1998, the Company borrowed $75,000,000 from Compass Bank on a short-term basis to fund the purchase price of $75,000,000 in face amount of U.S. Treasury Bills. The securities were purchased by the Company in connection with the Company's annual Alabama shares tax planning. The loan bore interest at 6.88% per annum. The Company sold the Treasury Bills in early February 1998 and thereupon repaid the loan in full.

     Management believes that each of the above transactions was entered into on terms no less favorable to the Company than could have been obtained from unaffiliated third parties at the time such transactions were negotiated.


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     For information regarding transactions between the Company and either of Harold Ruttenberg or Randall L. Haines, see "--Compensation Committee Interlocks and Insider Participation."

     On August 22, 1997, the Company and Bart Starr entered into a Personal Services Agreement providing for certain public relations and advertising efforts to be performed by Mr. Starr on behalf of the Company. Pursuant to the agreement, Mr. Starr agreed to make personal appearances on behalf of the Company and to provide "spokesman" services for the Company in certain advertisements. In consideration of such services, the Company granted Mr. Starr an option to purchase 100,000 shares of Common Stock at an exercise price of $12.78 (fair market value of the Common Stock on the date of the grant). The Personal Services Agreement has a term of one year but renews automatically for successive one-year periods unless either the Company or Mr. Starr gives at least 30 days notice of an intention to terminate the agreement.

     On November 19, 1997, the Company loaned $165,000 to Eric L. Tyra, Executive Vice President and Chief Financial Officer of the Company, to help defray the cost of purchasing a home related to his relocation to Birmingham, Alabama upon joining the Company. The loan bears interest at 5.79% per annum and had an initial term of six months. As of March 31, 1998, $168,530 remained outstanding under such loan. The promissory note related to such loan provides that such indebtedness and all accrued interest thereon will become due and payable immediately upon the sale of Mr. Tyra's former home.

     It is the policy of the Company not to enter into any transaction with a related party, without the approval of a majority of disinterested directors.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following Report of the Compensation and Stock Option Committees of the Board of Directors on Executive Compensation and the Shareholder Return Performance Graph shall not be incorporated by reference into any such filings.


                    REPORT OF COMPENSATION AND STOCK OPTION
                     COMMITTEES ON EXECUTIVE COMPENSATION

     In accordance with the proxy statement rules of the Securities and Exchange Commission, the Compensation and Stock Option Committees of the Board of Directors of the Company offer the following report regarding compensation policies for executive officers and the Chief Executive Officer of the Company, information with respect to compensation paid to such persons during the last fiscal year and information with respect to the repricing of certain options during the last fiscal year.

     The Compensation Committee of the Board of Directors is comprised of the Company's President and Chief Executive Officer and two non-employee directors of the Company. It is the Committee's responsibility to establish the salaries, bonuses and other compensation of the chief executive and other executive officers of the Company. The Stock Option Committee of the Board of Directors is responsible for administering the Company's various incentive plans through which executives may receive long-term incentive compensation.

     The Compensation Committee utilizes the following guidelines for compensation decisions:

     . Provide a competitive compensation package that enables the Company to attract and retain key executives.

     . Integrate compensation programs with the Company's annual and long-term business strategies and objectives and focus executive actions on the fulfillment of those objectives.

     The Company's executive compensation program generally consists of base salary, annual incentive compensation and long-term equity incentives in the form of stock options. Base salaries for executive officers are reviewed and adjusted annually following a review of the Company's performance during the previous fiscal year, the individual's contribution to that performance and the individual's level of responsibility. To align executive officers' interests more closely with the interests of the shareholders of the Company, the Company's long-term compensation program emphasizes the grant of stock options exercisable for shares of Common Stock. The amount of such awards, if any, is determined one or more times each year by the Stock Option Committee. The Stock Option Committee may take into account various factors in determining the size of stock option grants, including the need to attract and retain individuals who will provide valuable service to the Company.

      The Compensation Committee believes that providing executives with the opportunities to acquire significant stakes in the growth and prosperity of the Company (through grants of stock options), while maintaining other elements of the Company's compensation program at conservative levels, will enable the Company to attract and retain executives with the outstanding management abilities and entrepreneurial spirit which are essential to the Company's ongoing success. Furthermore, the Compensation Committee believes that this approach to compensation motivates executives to perform to their full potential.

     At least annually, the Compensation Committee reviews salary recommendations for the Company's executives (other than the Chief Executive Officer) and then approves such recommendations, with any modifications it has deemed appropriate. The annual salary recommendations are based on peer group and national industry surveys of total compensation packages, as well as evaluations of the individual executive's past and expected future performance. Similarly, the Compensation Committee fixes the base salary of the Chief Executive Officer based on a review of competitive compensation data, the Chief Executive Officer's overall compensation package, and the Compensation Committee's assessment of his past performance and its expectation as to his future performance in leading the Company. The Compensation Committee believes that, generally, such salaries have been commensurate with those paid to executives with comparable qualifications, experience and responsibilities at other similarly situated companies.

     The Compensation Committee also determines, based upon the recommendation of the Chief Executive Officer, the annual bonus, if any, to be paid to executive officers (other than the Chief Executive Officer). The amount of each individual bonus is determined based upon an evaluation of such factors as individual performance, increases in the Company's revenue, net income, net income per share and market penetration, as well as improvements in operating efficiencies. The assessment of performance achievement is considered in relation to the maximum normal bonus opportunity, which is paid for achieving outstanding levels of performance. The Compensation Committee applies similar criteria in setting the amount of annual bonus, if any, earned by the Chief Executive Officer. Despite such authority, the Compensation Committee historically has not awarded bonuses, and, if awarded, such bonuses have been below levels paid to executives with comparable qualifications, experience and responsibilities at other similarly situated companies.

     Stock options represent a substantial portion of compensation for the Company's executive officers, other than the Chief Executive Officer. Stock options generally are granted at the prevailing market price on the date of grant, and will only have value if the Company's stock price increases. Generally, grants vest in equal amounts over a period of five years (although certain grants may vest either immediately or over a shorter period) and executives generally must be employed by the Company at the time of vesting in order to exercise the options. Grants of stock options generally are based upon the level of the executive's position with the Company and an evaluation of the executive's past and expected future performance. The Compensation Committee believes that dependence on stock options for a significant portion of executives' compensation more closely aligns such executives' interests with those of the Company's shareholders, since the ultimate value of such compensation is linked directly to stock price.

     The fiscal 1997 compensation of Harold Ruttenberg, the Company's President and Chief Executive Officer, was set by the Compensation Committee at $400,000, plus a bonus to be determined in the discretion of the Board of Directors. The Board of Directors elected not to grant a bonus to Mr. Ruttenberg in fiscal 1997.

     In approving the compensation paid to Mr. Ruttenberg in fiscal 1997, the Compensation Committee considered the following factors:

     (i) the reasonableness of Mr. Ruttenberg's salary in amount relative to the chief executive officers of similarly placed public companies; and

     (ii) the fact that Mr. Ruttenberg was already amply incentivised to have the Company perform well by virtue of his ownership of a substantial percentage of the Common Stock of the Company.

     With respect to the other executive officers of the Company, the Compensation Committee considered the compensation levels to be commensurate with those of similarly positioned executives in similar companies.

     On December 16, 1996, the Compensation Committee (which, at the time, administered the Company's stock option plans) granted incentive stock options to purchase 100,000 shares of the Company's Common Stock to each of Robert C. Wabler, Adam J. Gilburne, Don-Allen Ruttenberg and Scott C. Wynne, executive officers of the Company. Options to purchase an aggregate of 118,250 shares were concurrently granted to approximately 31 non-executive employees of the Company. Such options were granted at an exercise price of $23.50 per share, which was equal to the fair market value of the Company's Common Stock as reported by the Nasdaq Stock Market on the date of grant. During the ensuing four months, the market price of the Company's Common Stock declined significantly due in large part, in the opinion of the Compensation Committee, to general sluggishness in the retail industry as a whole and the athletic footwear sector specifically. In order to protect the intended value of the December 16 options, the Compensation Committee elected to reprice all of such options by the cancellation of such options and the regrant of an equal number of new options at the then current lower market price. Such replacement options were granted on April 29, 1997 at an exercise price of $14.75 per share, which was equal to the fair market value of the Company's Common Stock as reported by the Nasdaq Stock Market on the date of grant.

     The Compensation Committee continually evaluates the Company's compensation policies and procedures with respect to executives. Although the Compensation Committee believes that current compensation policies have been successful in aligning the financial interests of executive officers with those of the Company's shareholders and with Company performance, it continues to examine what modifications, if any, should be implemented to further link executive compensation with both individual and Company performance.


                                            Harold Ruttenberg
                                            Michael P. Lazarus
                                            Randall L. Haines
                                            David F. Bellet

                     SHAREHOLDER RETURN PERFORMANCE GRAPH

     Last year's proxy statement contained a stock performance graph that compared the performance of the Company's Common Stock with the Nasdaq Market Index and with an index of a peer group of companies selected by the Company. As a result of attrition among the component companies of such peer group over the last two years, the group is now comprised of only four companies. Management believes such a group as currently composed no longer provides the most effective comparison for purposes of the shareholder return performance graph. As a result, the Company has elected to compare the performance of its Common Stock to that of a published industry index, the Nasdaq Retail Index, which management believes more accurately reflects the Company's business and investment community perspective.

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total returns of the Nasdaq Market Index and the Nasdaq Retail Index during the four-year period commencing March 9, 1994 (the date the Company's Common Stock commenced trading on the Nasdaq National Market) and ending January 31, 1998. For comparison purposes, this year's proxy statement also compares the three indexes described above to the peer group index of selected companies utilized in prior proxy statements. The peer group is currently comprised of the following companies: Finish Line Inc., PETsMart Inc., Jumbo Sports Inc. (formerly Sports & Recreation Inc.) and Sports Authority, Inc. In developing the peer group index, the returns of all the companies in such index were weighted according to stock market capitalization at the beginning of the period. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 on March 9, 1994.

                        COMPARE CUMULATIVE TOTAL RETURN
                           AMONG JUST FOR FEET, INC.,
                  NASDAQ MARKET INDEX AND NASDAQ RETAIL INDEX

                           [LINE GRAPH APPEARS HERE]

------------------------- FISCAL YEAR ENDING ---------------------------------
COMPANY                            1994     1995     1996     1997     1998

JUST FOR FEET, INC.               100.00   192.93   458.83   651.99   314.95
NASDAQ RETAIL INDEX               100.00    95.66   108.11   132.96   155.59
PEER GROUP                        100.00   105.14   107.01   161.80    68.07
NASDAQ MARKET INDEX               100.00    93.66   131.13   172.57   203.27


                     ASSUMES $100 INVESTED ON MAR. 9, 1994
                         ASSUMES DIVIDEND REINVESTED
                       FISCAL YEAR ENDING JAN. 31, 1998

                        INDEPENDENT PUBLIC ACCOUNTANTS


     Deloitte & Touche LLP served as the independent auditors of the Company for the fiscal year ended January 31, 1998 and has been appointed by the Board of Directors to continue in that capacity in fiscal 1998. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement, if desired, and will be available to respond to appropriate questions from shareholders.


             ANNUAL REPORT TO SHAREHOLDERS AND REPORT ON FORM 10-K


     Additional information concerning the Company, including financial statements of the Company, is provided in the Company's 1997 Annual Report to Shareholders that accompanies this proxy statement. The Company's Annual Report on Form 10-K for the year ended January 31, 1998, as filed with the Securities and Exchange Commission, is available to shareholders who make a written request therefor to Mr. Scott C. Wynne, at the offices of the Company, 7400 Cahaba Valley Road, Birmingham, Alabama 35242. Copies of exhibits filed with that report or referenced therein will be furnished to shareholders of record upon request and payment of the Company's expenses in furnishing such documents.


                             SHAREHOLDER PROPOSALS


     Any proposal to be presented at next year's Annual Meeting must be received at the principal executive offices of the Company not later than December 26, 1998 directed to the attention of the Secretary, for consideration for inclusion in the Company's proxy statement and form of proxy relating to that meeting.
Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission.


                                 OTHER MATTERS


     Management does not know of any matters to be brought before the meeting other than those referred to above. If any other matter properly comes before the meeting, the persons designated as proxies will vote on each such matter in accordance with their best judgment.

                               By Order of the Board of Directors

                               /s/ Scott C. Wynne

                               Scott C. Wynne
                               Secretary
Birmingham, Alabama
April 24, 1998

                                   EXHIBIT A

                         AGREEMENT AND PLAN OF MERGER
                            OF JUST FOR FEET, INC.,
                            A DELAWARE CORPORATION
                                      AND
                             JUST FOR FEET, INC.,
                            AN ALABAMA CORPORATION

     THIS AGREEMENT AND PLAN OF MERGER dated this _____ day of ________________, 1998 (the "Agreement") is between Just For Feet, Inc., a Delaware Corporation ("JFF-Delaware"), and Just For Feet, Inc., an Alabama corporation ("JFF-Alabama"). JFF-Delaware and JFF-Alabama are sometimes hereinafter collectively referred to as the "Constituent Corporations."

                                 RECITALS:
                                 --------

     A. JFF-Delaware is a corporation organized and existing under the laws of the State of Delaware and, as of the date hereof, 100 shares of Common Stock of JFF-Delaware are issued and outstanding, all of which are held by JFF-Alabama.

     B. JFF-Alabama is a corporation organized and existing under the laws of the State of Alabama and, as of the date hereof, _____________ shares of Common Stock of JFF-Alabama are issued and outstanding and no shares of Preferred Stock are issued and outstanding.

     C. The Board of Directors of JFF-Alabama has determined that, for the purpose of effecting the reincorporation of JFF-Alabama in the State of Delaware, it is advisable and in the best interests of JFF-Alabama that it merge with and into JFF-Delaware upon the terms and conditions herein provided.

     D. The respective Boards of Directors of JFF-Delaware and JFF-Alabama have approved this Agreement and have directed that this Agreement be submitted to a vote of their respective shareholders and executed by the undersigned officers.

     NOW THEREFORE, in consideration of the mutual agreements and covenants set forth herein, JFF-Delaware and JFF-Alabama hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                 ARTICLE I

                                 THE MERGER
                                 ----------

     1.01 Merger. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the Alabama Business Corporation Act, JFF-Alabama shall be merged with and into JFF-Delaware (the "Merger"), whereupon the separate existence of JFF-Alabama shall cease and JFF-Delaware shall be, and is hereinafter sometimes referred to as, the "Surviving Corporation." On the Effective Date of the Merger (as hereinafter defined) the name of the Surviving Corporation shall be Just For Feet, Inc.

     1.02 Filing and Effectiveness. The Merger shall become effective when the following actions shall have been completed:

          (a) this Agreement and the Merger shall have been adopted and approved by the shareholders of each Constituent Corporation in accordance with the requirements of the Delaware General Corporation Law and the Alabama Business Corporation Act, as the case may be;

          (b) all of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof;

          (c) an executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware; and

          (d) executed Articles of Merger meeting the requirements of the Alabama Business Corporation Act shall have been filed with the Secretary of State of the State of Alabama.

The date and time when the Merger shall become effective, as aforesaid, is herein referred to as the "Effective Date of the Merger."

     1.03 Effect of the Merger. On the Effective Date of the Merger, the separate existence of JFF-Alabama shall cease, and JFF-Delaware, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger; (ii) shall be subject to all actions previously taken by its and JFF-Alabama's Board of Directors; (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of JFF-Alabama in the manner more fully set forth in Section 259 of the Delaware General Corporation Law;
(iv) shall continue to be subject to all of its debts, liabilities and obligations as constituted immediately prior to the Effective Date of the Merger; and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of JFF-Alabama in the same manner as if JFF-Delaware had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the Alabama Business Corporation Act.

                                  ARTICLE II

                   CHARTER DOCUMENTS, DIRECTORS AND OFFICERS
                   -----------------------------------------

     2.01 Certificate of Incorporation. The Certificate of Incorporation of JFF-Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

     2.02 Bylaws. The Bylaws of JFF-Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

     2.03 Directors and Officers. The directors and officers of JFF-Alabama immediately prior to the Effective Date of the Merger, who are serving in the same capacities, classes and terms for JFF-Delaware, shall be the directors and officers of the Surviving Corporation, and such directors shall continue to be constituted in the same terms of office which they had as directors of JFF-Alabama and JFF-Delaware, in accordance with the Bylaws of JFF-Delaware.

                                  ARTICLE III

                        MANNER OF CONVERSION OF SHARES
                        ------------------------------

     3.01 JFF-Alabama Common Shares. Upon the Effective Date of the Merger, each share of Common Stock of JFF-Alabama, $0.0001 par value, issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one fully paid and nonassessable share of Common Stock, $.0001 par value, of the Surviving Corporation.

     3.02  JFF-Alabama Options and Stock Purchase Rights.

          (a) Upon the Effective Date of the Merger, the Surviving Corporation shall assume and continue any and all stock option, stock incentive or stock award plans heretofore adopted by JFF-Alabama. Each outstanding and unexercised option or other right to purchase JFF-Alabama common shares existing under and by virtue of any such plan shall become an option or right to purchase the Surviving Corporation's Common Stock on the basis of one share of the Surviving Corporation's Common Stock for each common share of JFF-Alabama issuable pursuant to any such option or stock purchase right, on the same terms and conditions and at an exercise or conversion price per share equal to the exercise or conversion price per share applicable to any such JFF-Alabama option or stock purchase right at the Effective Date of the Merger.

          (b) A number of shares of the Surviving Corporation's Common Stock shall be reserved for issuance upon the exercise of options and stock purchase rights equal to the number of common shares of JFF-Alabama so reserved immediately prior to the Effective Date of the Merger.

     3.03 JFF-Delaware Common Stock. Upon the Effective Date of the Merger, each share of JFF-Delaware Common Stock, $.0001 par value, issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by JFF-Delaware, the holder of such shares or any other person, be canceled and returned to the status of authorized by unissued shares.

     3.04 Issuance of Certain Shares by JFF-Delaware. In further consideration of JFF-Alabama's execution, delivery and performance of this Agreement, and of the receipt by JFF-Delaware, as the surviving corporation in the Merger, of the assets of JFF-Alabama, JFF-Delaware hereby covenants to issue to each stockholder on the stock ledger of JFF-Alabama, at the Effective Time, a number of shares JFF-Delaware Common Stock equal to the excess of (a) the number of such shares listed in such stockholder's name on such ledger over (b) the number of such shares so listed in such stockholder's name and actually converted into shares of JFF-Delaware Common Stock pursuant to Section 3.01 hereof, it being acknowledged by the parties hereto that certain questions regarding the valid issuance of certain of the shares shown on such ledger have been raised.

     3.05  Exchange of Certificates.

          (a) After the Effective Date of the Merger, each holder of an outstanding certificate representing common shares of JFF-Alabama may, at such holder's option, surrender the same for cancellation to AmSouth Bank, N.A., Birmingham, Alabama, or such other entity as the Surviving Corporation so designates as exchange agent (the "Exchange Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation's Common Stock into which the surrendered shares were converted, or to which such holder was otherwise entitled, as herein provided. Until so surrendered, each outstanding certificate theretofore representing common shares of JFF-Alabama shall be deemed for all purposes to represent the number of shares of the Surviving Corporation's Common Stock into which such common shares of JFF-Alabama were converted in the Merger and which the holder of such certificate was otherwise entitled to receive pursuant to this Agreement.

          (b) The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Common Stock of the Surviving Corporation represented by such outstanding certificate as provided above.

          (c) Each certificate representing Common Stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability that appeared on the certificates of JFF-Alabama so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws.

          (d) If any certificate for shares of Common Stock of the Surviving Corporation is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not payable.

                                  ARTICLE IV

                              GENERAL PROVISIONS
                              ------------------

     4.01 Covenants of JFF-Delaware. JFF-Delaware covenants and agrees that it will on or before the Effective Date of the Merger:

          (a) take such action as may be required to qualify to do business as a foreign corporation in the states in which JFF-Alabama is qualified to do business and in connection therewith irrevocably appoint an agent for service of process as required under the applicable provisions of the relevant state law; and

          (b) take all such other actions as may be required by the Delaware General Corporation Law and the Alabama Business Corporation Act to effect the Merger.

     4.02 Further Assurances. From time to time, as and when required by JFF-Delaware or by its successors or assigns, there shall be executed and delivered on behalf of JFF-Alabama such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions as shall be appropriate or necessary in order to vest or perfect in or confirm of record or otherwise by JFF-Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of JFF-Alabama and otherwise to carry out the purposes of this Agreement, and the officers and directors of JFF-Delaware are fully authorized in the name and on behalf of JFF-Alabama or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

     4.03 Abandonment. At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of JFF-Alabama and JFF-Delaware, notwithstanding the approval of this Agreement by the shareholders of JFF-Alabama or by the sole stockholder of JFF-Delaware, or by both.

     4.04 Amendment. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement or certificate in lieu thereof with the Secretary of State of the State of Delaware, provided that an amendment made subsequent to the adoption of this Agreement by the stockholders of either Constituent Corporation shall not (i) alter or change the amount or kind of shares, securities, cash, property or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation; (ii) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger; or (ii) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of either Constituent Corporation.

     4.05. Registered Office. The registered office of the Surviving Corporation in the State of Delaware is located at 109 Orange Street, Wilmington, Delaware, and The Corporation Trust Company is the registered agent of the Surviving Corporation at such address.

     4.06 Agreement. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation in Birmingham, Alabama, and copies thereof will be furnished to any stockholder of either Constituent Corporation, upon request and without cost.

     4.07 Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the Alabama Business Corporation Act.

     4.08. Counterparts. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.



                     [SIGNATURES APPEAR ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, this Agreement, having first been approved by the resolutions of the Board of Directors of JFF-Delaware and JFF-Alabama, is hereby executed on behalf of each of such corporations and attested by their respective officers thereunto duly authorized, under penalties of perjury, hereby declaring and certifying that this is their act and deed and the facts herein stated are true.

                                    JUST FOR FEET, INC.,
                                    a Delaware corporation

                                    By: _____________________________________

                                    Its: _____________________________________

ATTEST:

By: _____________________________________

Its: _____________________________________


                                    JUST FOR FEET, INC.,
                                    an Alabama corporation

                                    By: _____________________________________

                                    Its: _____________________________________

ATTEST:

By: _____________________________________

Its: _____________________________________

                                   EXHIBIT B


                         CERTIFICATE OF INCORPORATION
                                      OF
                              JUST FOR FEET, INC.


                                      I.

    The name of the Corporation is Just For Feet, Inc.

                                      II.

    The street address of the initial registered office of the Corporation is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The initial registered agent of the Corporation at such office is The Corporation Trust Company.

                                     III.

    The Corporation is organized for the purpose of engaging in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware, and the Corporation shall be authorized to exercise and enjoy all powers, rights and privileges conferred upon corporations by the laws of the State of Delaware as in force from time to time, including, without limitation, all powers necessary or appropriate to carry out all those acts and activities in which it may lawfully be engaged.

                                      IV.

    The Corporation shall have authority to issue 75,000,000 shares of capital stock, which shall be divided into two classes with the following designations, preferences, limitations and relative rights:

        (A) Common Stock. One class shall consist of 70,000,000 shares of common stock having a par value of $.0001 per share, designated "Common Stock."

        (B) Preferred Stock. One class shall consist of 5,000,000 shares of preferred stock having a par value of $.0001 per share, designated "Preferred Stock." The board of directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing the series of Preferred Stock.

                                      V.

    The name and mailing address of the Incorporator of the Corporation is:


                     NAME                                   ADDRESS

          Arthur Jay Schwartz, Esq.                 Suite 3100, Promenade II
                                                  1230 Peachtree Street, N.E.
                                                  Atlanta, Georgia 30390-3592

                                      VI.

    No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this Article VI shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (as in effect and as hereafter amended) or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of each director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Neither the amendment nor repeal of this Article VI, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VI, shall eliminate or reduce the effect of this Article VI in respect of any acts or omissions occurring prior to such amendment, repeal or adoption of any inconsistent provision.

                                     VII.

    Elections of Directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                     VIII.

    (A) The board of directors, pursuant to the terms of this Article VIII, may amend or repeal any provision of the Bylaws of the Corporation or adopt any new Bylaw, unless the shareholders have adopted, amended or repealed a particular Bylaw provision and, in doing so, have expressly reserved to the shareholders the right of amendment or repeal therefor. The Board of Directors may adopt, amend, alter or repeal the Bylaws of the Corporation only by the vote of a majority of the entire Board.

    (B) The stockholders of the Corporation have the right, in accordance with the voting requirements set forth in this Article VIII(B), to amend or repeal any provision of the Bylaws of the Corporation, or to adopt new Bylaw provisions, even though such provisions may also be adopted, amended or repealed
by the Board.   Except as may otherwise specifically be required by law, the affirmative vote of the holders of not less than seventy-five percent (75%) of the total number of votes entitled to be cast by the holders of all of the outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of directors shall be required for the stockholders to adopt, amend, alter or repeal any provision of the Bylaws of the Corporation.

                                      IX.

    Stockholders of the Corporation shall take action only by annual or special meetings duly held in accordance with Section 211 of the Delaware General Corporation Law and the Bylaws of the Corporation. Stockholders may not take any action by written consent in lieu of a meeting.

                                      X.

    Special meetings of the stockholders of the Corporation may be called at any time only by a majority of the Board of Directors.

                                      XI.

    Notwithstanding any other provisions of this Certificate or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate or the Bylaws of the Corporation), the affirmative vote of the holders of at least seventy-five percent (75%) of the total number of votes entitled to be cast by the holders of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors shall be required to amend, alter, change or repeal, or to adopt any provision as part of this Certificate inconsistent with, the provisions set forth in Articles VI, VII, VIII, IX and X and this Article XI.

    IN WITNESS WHEREOF, the undersigned has executed this Certificate of Incorporation on this __________ day of ____________, 1998.





                               ------------------------------
                               Arthur Jay Schwartz
                               Incorporator

                                   EXHIBIT C


                                    BYLAWS

                                      OF

                              JUST FOR FEET, INC.


                                   ARTICLE I

                                 STOCKHOLDERS
                                 ------------

    1.01  Place of Meetings.  Annual and special meetings of the stockholders
          -----------------
shall be held at such place, either within or without of the State of Delaware, as may be designated by the Board of Directors. In the absence of such designation, such meeting shall be held at the principal office of the Corporation located within the State of Alabama.

    1.02  Annual Meeting.  The annual meeting of the stockholders for the
          --------------
election of directors and the transaction of such other business as may properly come before the meeting shall be held on such date as may be determined by resolution of the Board of Directors.

    1.03  Special Meeting.  Unless otherwise prescribed by statute, special
          ---------------
meetings of the stockholders, for any purpose or purposes, shall be called in accordance with the Certificate of Incorporation of the Corporation. No business other than that specified in the notice of special meeting shall be transacted at any such special meeting.

    1.04  Notice of Meetings.  Written or printed notice stating the place, day
          ------------------
and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten
(10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the Board of Directors or officer calling the meeting, to each stockholder of record in the manner above provided. The notice of special meeting may be waived by submitting a signed waiver or by attendance at the meeting.

    1.05  Closing of Transfer Books and Fixing Record Date.  For the purposes of
          ------------------------------------------------
determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed in any case sixty (60) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty (60) days, and in case of a meeting of stockholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of stockholders is to be taken, and in no event may the record date precede the date upon which the Directors adopt a resolution fixing the record date. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, or a determination of stockholders for any other proper purpose, the date on which notice of the meeting is given (as defined in Article IX hereof) or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of the stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section 1.05, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjournment.

    1.06  Voting List.  The officer or agent having charge of the stock transfer
          -----------
books for shares of the Corporation shall make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the principal office of the Corporation and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders.

    1.07  Quorum.  A majority of the outstanding shares of the of the
          ------
Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business at such meeting. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater number of shares on the matter being voted on is required by the Certificate of Incorporation of the Corporation, these Bylaws or applicable law. Directors shall be elected by a plurality of the shares represented at the meeting and entitled to vote in the election of Directors.

    1.08  Adjournment of Stockholder Meeting.  Any meeting of stockholders may
          ----------------------------------
be adjourned at any time, whether or not there is a quorum, by the chairman of such meeting or the vote of the majority of shares represented at such meeting. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

    1.09  Proxies.  At all meetings of stockholders, a stockholder may vote by
          -------
proxy, executed in writing by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after three (3) years from the date of its execution, unless otherwise provided in the proxy.

    1.10  Voting of Shares.  Each outstanding share shall be entitled to one
          ----------------
vote and each fractional share shall be entitled to a corresponding fractional vote on each matter submitted to vote at a meeting of stockholders.

    1.11  Voting by Voice, Hand or Ballot.  All voting at meetings of the
          -------------------------------
stockholders, including voting for the election of directors but excepting where otherwise required by law, shall be by a voice or hand vote; provided, however, that upon demand therefor by a stockholder entitled to vote or by his or her proxy, a vote by written ballot shall be taken. Every written ballot shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting.

    1.12  Voting of Shares by Certain Holders. The rights of persons in whose
          -----------------------------------
names shares stand on the stock records of the Corporation to vote is subject to the following provisions:

        (a) Neither treasury shares, nor shares of its own stock held by the Corporation in a fiduciary capacity, nor shares held by another Corporation if the majority of the shares entitled to vote for the election of directors of such other Corporation is held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

        (b) Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such Corporation may determine.

        (c) Shares held by an administrator, executor, personal representative, guardian, or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name.

        (d) Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

        (e) Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

        (f) A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

    1.13  Informal Action by Stockholders.  Any action required or permitted to
          -------------------------------
be taken by the stockholders must be affected at a duly called annual or special meeting of the stockholders of the Corporation. Stockholders may not take any action by written consent in lieu of a meeting of the stockholders.

    1.14  Conduct of Stockholder Meetings.  Meetings of the stockholders shall
          -------------------------------
be presided over by the Chairman of the Board or, in his absence, the President of the Corporation, or, if no such person is present, a person designated by the Chairman of the Board or, in his absence, the President of the Corporation. The Secretary of the Corporation or, in his absence, an Assistant Secretary, or, if no such person is present, a person designated by the chairman of the meeting, shall act as secretary of the meeting. The precedence of and procedure on motions and other procedural matters at a meeting shall be as determined by the chairman of such meeting, in his sole discretion, provided that such chairman acts in a manner which is not inconsistent with the Certificate of Incorporation of the Corporation, these Bylaws and applicable law.

    1.15  Notification of Stockholder Business.
          ------------------------------------

        (a) All business properly brought before an annual meeting of the stockholders shall be transacted at such meeting. Business shall be deemed properly brought before an annual meeting of stockholders only if it is (i) specified in the notice of meeting (or any supplement thereto) given by or at the request of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (iii) brought before the meeting by a stockholder of record entitled to vote at such meeting if written notice of such stockholder's intent to bring such business before such meeting is delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the sixtieth (60th) day nor earlier than the ninetieth (90th) day prior to the first anniversary of the preceding year's annual meeting of stockholders; provided, however, that in the event that the date of such meeting is more than thirty
(30) days before or more than sixty (60) days after such anniversary date, written notice by the stockholder must be delivered not earlier than the close of business on the ninetieth (90th) day prior to such meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such meeting or the tenth (10th) day following issuance by the Corporation of a press release announcing the date of such meeting. In no event shall any press release announcing an adjournment of an annual meeting commence a new time period for the giving of written notice by a stockholder described above.

    (b) Each written notice by a stockholder described above shall set forth, at a minimum, the following: (i) as to the stockholder giving the notice and, if applicable, the beneficial owner or the person on whose behalf such proposal is being made (A) the name and address of such person as such information appears on the books of the Corporation, (B) the class and number of such shares of the Corporation which are owned beneficially and of record by such person; (ii) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (iii) a representation that the stockholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or in proxy at such meeting to propose such business; (iv) any material interest of the stockholder in such business.

    (c) The chairman of the meeting may refuse to transact any business at any meeting presented without compliance with the procedures set forth in this
Section 1.15.


                                 ARTICLE II

                                 BOARD OF DIRECTORS
                                 ------------------

    2.01  General Powers.  The business and affairs of the Corporation shall be
          --------------
managed by its Board of Directors, except as otherwise provided in the Certificate of Incorporation or by applicable law.

    2.02  Number; Qualifications.  The Corporation's Board of Directors shall
          ----------------------
consist of not less than three (3) and not more than fifteen (15) Directors, as such number may be designated from time to time by the Board of Directors. If such number is not so fixed, the Corporation shall have six (6) Directors. Directors need not be stockholders of the Corporation or residents of the State of Delaware or the State of Alabama.

    2.03  Election; Term of Office.  Directors shall be elected at each annual
          ------------------------
meeting of the stockholders. Directors shall be elected by plurality vote of the stockholders. Each Director shall hold office until the next annual meeting of the stockholders and thereafter until such time as his successor shall have been elected and qualified. No reduction in the number of Directors shall have the effect of removing any director before such Director's term of office shall expire.

    2.04  Removal of Directors.  Any Director may be removed only in the manner
          --------------------
provided in the Corporation's Certificate of Incorporation, as amended. If no such provision appears therein, any Director may be removed either with or without cause, at any time, by vote of the stockholders holding a majority of the shares then entitled to vote for the election of Directors, present at any special meeting called for that purpose. In case any vacancy so created shall not be filled by the stockholders at such meeting, such vacancy may be filled by the Board of Directors as provided in Section 2.06 hereof.

    2.05  Resignation.  Any Director may resign at any time by giving written
          -----------
notice to the President or to the Secretary of the Corporation. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of such resignation by the Corporation shall not be necessary to make it effective.

    2.06  Vacancies.  Any vacancy occurring in the Board of Directors, whether
          ---------
by resignation of a Director or an increase in the number of Directors, may be filled by the affirmative vote of a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director. A Director elected by the remaining Directors or the stockholders to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of Directors shall be filled by the affirmative vote of a majority of the Directors then in office or by election at an annual meeting or a special meeting of stockholders called for that purpose, and a Director so chosen shall hold office for the term specified in Section
2.03 of this Article.

    2.07  Regular Meetings.  A regular meeting of the Board of Directors shall
          ----------------
be held without other notice than this Bylaw immediately after and at the same place as the annual meeting of the stockholders. The Board of Directors may provide by resolution the time and place, either within or without the State of Delaware, for the holding of additional regular meetings without other notice than such resolution.

    2.08  Special Meetings.  Special meetings of the Board of Directors may be
          ----------------
called by or at the request of the President, the Chairman of the Board or a majority of the Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Directors called by them.

    2.09  Telephonic Meetings.  Members of the Board of Directors or any
          -------------------
committee designated by the Board of Directors may participate in a meeting of the Board of Directors or committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear one another at the same time. Such participation shall constitute presence in person at the meeting. All participants in any meeting of Directors, by virtue of their participation and without further action on their part, shall be deemed to have consented to the recording of such meeting by electronic device or otherwise, and to the making of a written transcript thereof, in order that minutes thereof shall be available for the Corporation's records.

    2.10  Notice.  Notice of any special meeting shall be given at least four
          ------
(4) days previous thereto by written notice mailed to each Director at his business address, or by notice given at least two (2) days prior to the meeting, in person or by any means specified in Section 9.01(b) or (c). Any Director may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

    2.11  Quorum.  A majority of the number of Directors fixed in accordance
          ------
with these Bylaws shall constitute a quorum for the transaction of business. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

    2.12  Compensation. The amount, if any, which each Director shall be
          ------------
entitled to receive as compensation for his services as a Director shall be fixed from time to time by resolution of the Board of Directors. If any director shall serve as a member of any committee of the Board of Directors or perform special services at the instance of the Board of Directors, such may be paid additional compensation as the Board of Directors may determine. Each Director shall be entitled to reimbursement for traveling expenses incurred by him in attending any meeting of the Board of Directors or of a committee. Such compensation shall be payable even though a meeting may be adjourned because of a lack of a quorum.

    2.13  Action by Directors Without Meeting.  Any action required to be taken
          -----------------------------------
at a meeting of the Directors of the Corporation or any action which may be taken at such a meeting, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors entitled to vote with respect to the subject matter thereof. A consent shall be sufficient for this Section 2.13 if it is executed in counterparts, in which event all of such counterparts, when taken together, shall constitute one and the same consent.

    2.14  Designation of Committees.  The Board of Directors may by resolution
          -------------------------
or resolutions passed by a majority of the whole Board of Directors designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which to the extent provided in the resolution or resolutions shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have any power or authority in reference to those matters prohibited by Section 141(c) of the Delaware General Corporation Law. Such committee or committees shall have such name or names as may be determined from time to time by resolution or resolutions adopted by the Board of Directors. If provisions be made for any such committee or committees, the members thereof shall be appointed by the Board of Directors and shall serve during the pleasure of the Board of Directors. A majority of the members of a committee shall constitute a quorum for the transaction of business. The Board of Directors may designate one or more directors of the Corporation as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee and who, in such event, shall be counted in determining the presence of a quorum. Vacancies in such committees shall be filled by the Board of Directors; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The Board of Directors may at its pleasure discontinue any such committee or committees.


                                 ARTICLE III

                                 OFFICERS
                                 --------

    3.01  Generally.  The Board of Directors at its first meeting and at each
          ---------
annual meeting thereafter shall elect, at a minimum, the following officers: a President, a Secretary and a Treasurer. The Board of Directors at any time and from time to time may elect or appoint such other officers as it shall deem necessary, including, but not limited to, a Chairman of the Board of Directors, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Treasurers, and one or more Assistant Secretaries, who shall hold their offices for such terms as shall be determined by the Board of Directors and shall exercise such powers and perform such duties as are specified by these Bylaws, or as shall be determined from time to time by the Board of Directors. Any person may hold two or more offices, except that no person may hold the office of President and Secretary. No officer need be a shareholder of the Corporation.

    3.02  Compensation.  The salaries of the officers of the corporation shall
          ------------
be fixed by the Board of Directors, except that the Board of Directors may delegate to any committee or officer or officers the power to fix the compensation of any other officer.

    3.03  Tenure.  Each officer of the corporation shall hold office for the
          ------
term for which he is elected or appointed, and until his successor has been duly elected or appointed and has qualified, or until his earlier resignation, removal from office or death. Any officer may be removed by the Board of Directors whenever in its judgment the best interest of the corporation will be served thereby.

    3.04  Vacancies.  A vacancy in any office, because of resignation, removal
          ---------
or death may be filled by the Board of Directors for the unexpired portion of the term.

    3.05  Chairman of the Board.   The Chairman of the Board shall preside at
          ---------------------
all meetings of stockholders and of the Board of Directors. He shall be the chief executive officer and the head of the corporation and, subject to the Board of Directors, shall have the general control and management of the business and affairs of the corporation. He shall vote any shares of stock or
other voting securities owned by the corporation.   He may sign, with the
Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, policies of insurance, contracts, investment certificates or other instruments which the Board of Directors has authorized to be executed.
In general, he shall perform all duties incident to the office of the Chairman of the Board and such other duties as may from time to time be assigned to him by the Board.

    3.06  President.   The President shall be the chief operating officer of the
          ---------
corporation and, subject to the control of the Board of Directors, shall in general manage, supervise and control the day to day business and affairs of the corporation. He shall, when present, preside at meetings of all of the stockholders in the absence of the Chairman of the Board or if no Chairman of the Board has been elected. He may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, policies of insurance, contracts, investment certificates, or other instruments which the Board of Directors has authorized to be executed, except in cases where signing the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of the President and such other duties as may be prescribed by the Board of Directors from time to time.

    3.07  Vice Presidents.  In the absence of the President or in the event of
          ---------------
his death or inability or refusal to act, the Vice President (or in the event there may be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in order of election) shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the corporation and shall perform such other duties as shall from time to time be assigned to him by the President or by the Board of Directors. All Vice Presidents shall have such other duties as prescribed by the Board of Directors from time to time.

    3.08  Secretary.  The Secretary shall: (a) attend and keep the minutes of
          ---------
the stockholders' meetings and of the Board of Directors' meetings in one or more books provided by that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (e) sign with the President or a Vice President certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; (g) in general perform all duties incident to the office of the Secretary and such other duties as from time to time may be assigned to him by the President or the Board of Directors.

    3.09  Treasurer.  The Treasurer, unless otherwise determined by the Board of
          ---------
Directors, shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected by the Board of Directors; and (c) in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the Board of Directors.

    3.10  Assistant Officers.  The Assistant Secretaries, when authorized by the
          ------------------
Board of Directors, may sign with the President or a Vice President certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Vice Presidents, Secretaries and Treasurers, in general, shall perform such duties as shall be assigned by the Vice President(s), Secretary or Treasurer, respectively, or by the President or by the Board of Directors.

                                  ARTICLE IV

                                INDEMNIFICATION
                                ---------------

    4.01  Right to Indemnification. Each person who was or is made a party or is
          ------------------------
threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a "proceeding"), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise tax or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 4.03 hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

    4.02  Right to Advancement of Expenses.  The right to indemnification
          --------------------------------
conferred in Section 4.01 of this Article IV shall include the right to be paid by the Corporation the expenses (including attorneys' fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter, an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter, an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is not further right to appeal (hereinafter, a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this
Section 4.02 or otherwise. The rights to indemnification and to the advancement of expenses conferred in Section 4.01 and 4.02 of this Article IV shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

    4.03  Right of Indemnitee to Bring Suit.  If a claim under Section 4.01 or
          ---------------------------------
4.02 of this Article IV is not paid in full by the Corporation within sixty (60) days after a written claim therefor has been received by the Corporation (except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days) the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also to the expense of prosecuting or defending such suit. In (a) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that and (b) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this
Article IV or otherwise, shall be on the Corporation.

     4.04  Non-Exclusivity of Rights.  The right to indemnification and to the
           -------------------------
advancement of expenses conferred in this Article IV shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Certificate of Incorporation of the Corporation, these Bylaws, any agreement or vote of stockholder or disinterested directors or otherwise.

     4.05  Insurance. The Corporation may maintain insurance, at its expense, to
           ---------
protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     4.06  Indemnification of Employees and Agents.  The Corporation may, to the
           ---------------------------------------
extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article IV with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.


                                   ARTICLE V

                 EXECUTION OF INSTRUMENTS AND DEPOSIT OF FUNDS
                 ---------------------------------------------

     5.01.  Contracts and Other Documents.  Contracts and other instruments or
            -----------------------------
documents may be signed in the name of the Corporation by the President or by any other officer authorized to sign such contract, instrument, or document by the Board of Directors, and such authority may be general or confined to specific instances.

     5.02.  Interested Directors; Quorum.  No contract or transaction between
            ----------------------------
the Corporation and one (1) or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one (1) or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if (i) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

     5.03  Dividends.  Subject to the laws of the State of Delaware, the Board
           ---------
of Directors may, from time to time, declare and the Corporation may pay dividends on its outstanding shares in cash, property, or its own shares, except when the Corporation is insolvent or when the declaration or payment thereof would e contrary to any restrictions contained in the Certificate of Incorporation.

     5.04  Bank Accounts and Deposits.  All funds of the Corporation shall be
           --------------------------
deposited from time to time to the credit of the Corporation with such banks, bankers, trust companies or other depositories as the Board of Directors may select or as may be selected by any officer or officers, agent or agents of the Corporation to whom such power may be delegated from time to time by the Board of Directors.

     5.05.  Signing of Checks and Drafts.  Except as otherwise provided in these
            ----------------------------
Bylaws, all checks, drafts, or other order or payment of money, notes, or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board of Directors.

     5.06.  Loans.  No loans and no renewals of any loans shall be contracted on
            -----
behalf of the Corporation except as authorized by the Board of Directors. When authorized so to do by the Board of Directors, any officer or agent of the Corporation may effect loans and advances for the Corporation from any bank, trust company or other institution or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the Corporation. When authorized so to do by the Board of Directors, any officer or agent of the Corporation may pledge, hypothecate or transfer, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, any and all stocks, securities and other personal property at any time held by the Corporation, and, to that end, may endorse, assign and deliver the same. Such authority may be general or confined to specific instances.


                                  ARTICLE VI

                        ISSUANCE AND TRANSFER OF SHARES
                        -------------------------------

     6.01.  Issuance of Certificates.  Each stockholder of the Corporation shall
            ------------------------
be entitled to a certificate or certificates, in such form as shall be approved by the Board of Directors and required by law, certifying the number of shares of the Corporation owned by such stockholder.

     6.02.  Signature on Stock Certificates.  The shares of the Corporation
            -------------------------------
shall be represented by certificates signed by the President or a Vice President and the Secretary, and may be sealed with the seal of the Corporation or a facsimile thereof. The signature of any of these officers upon a certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

     6.03.  Stock Transfer Books.  A record of all certificates for shares
            --------------------
issued by the Corporation shall be the Secretary or by any transfer agent or registrar appointed pursuant to Section 6.04 below at the principal office of the Corporation or at the office of such transfer agent or registrar. Such record shall show the name and address of the person, firm or corporation in which certificates for shares are registered, the number and classes of shares represented by each such certificate, the date of each such certificate, and in case of certificates which have been canceled, the dates of cancellation thereof.

     6.04  Transfer Agents and Registrars.  The Board of Directors may appoint
           ------------------------------
one (1) or more transfer agents, registrars of other agents for the purpose of registering transfer of shares of the Corporation, issuing new certificates of shares of the Corporation and canceling certificates surrendered to the Corporation. Such agents and registrars shall be appointed at such times and places as the requirements of the Corporation may necessitate and the Board of Directors may designate. Any such transfer agent, registrar or other agent shall be under a duty to the Corporation to exercise good faith and due diligence in performing his functions. Such transfer agent, registrar or other agent shall have, with regard to the particular functions he performs, the same obligation to the holder or owner of shares of the Corporation and shall have the same rights and privileges as the Corporation has in regard to those functions. Notice to a transfer such agent, registrar or other such agent is notice to the Corporation with respect to the functions performed by the agent.

     6.05.  Replacement of Lost, Destroyed and Stolen Certificates.  Where a
            ------------------------------------------------------
certificate for shares of the Corporation has been lost, destroyed or stolen, the Corporation shall issue a new certificate in place of the original certificate if the owner (a) files with the Corporation a sufficient indemnity bond, and (b) satisfies any other reasonable requirements imposed by the Board of Directors of the Corporation.

     6.06.  Transfer of Shares.  Shares of the capital stock of the Corporation
            ------------------
shall be transferred on the books of the Corporation by the holder thereof in person or by his attorney duly authorized in writing, upon surrender and cancellation of certificates for the number of shares to be transferred, except as provided in the preceding section. Books for the transfer of shares of the capital stock shall be kept by the Corporation or by one or more transfer agents appointed by it.

     6.07.  Regulations.  The Board of Directors shall have power and authority
            -----------
to make such rules and regulations as-it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.


                                  ARTICLE VII

                     CORPORATE RECORDS, REPORTS, AND SEAL
                     ------------------------------------

     7.01.  Minutes of Corporate Meetings.  The Corporation shall keep at its
            -----------------------------
principal place of business, or at such other place as may be directed by the Board of Directors, a book of minutes of all proceedings of its stockholders and Board of Directors, with the time and place of holding of all meetings, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors meetings, the number of shares or members present or represented at stockholders meetings, and the proceedings thereof.

     7.02.  Inspection of Records and Properties by Directors.  Every Director
            -------------------------------------------------
shall have the absolute right at any reasonable time to inspect all books, records, documents of every kind, and the physical properties of the Corporation, and also of its subsidiary corporations. Such inspection by a Director may be made in person or by agent or attorney, and the right of inspection includes the right to make extracts.

     7.03.  Fiscal Year.  The fiscal year of the Corporation shall begin on the
            ------------
first day of February, and terminate on the last day of January of each succeeding year; unless the Board of Directors shall adopt a different fiscal year.

     7.04.  Corporate Seal. The seal of the Corporation shall be circular in
            --------------
form and shall have engraved upon it the words, "Just For Feet, Inc." The seal shall be used by causing it to be affixed or impressed or a facsimile thereof may be reproduced or otherwise used in such manner as the Board of Directors shall determine.


                                 ARTICLE VIII

                  ADOPTION, AMENDMENT, AND REPEAL OF BY LAWS
                  ------------------------------------------

     8.01.  Power of Directors to Amend.  The Board of Directors shall have the
            ---------------------------
power to alter, amend or repeal the Bylaws of the Corporation or adopt new Bylaws for the Corporation; provided, however, that the Board of Directors may not alter, amend, or repeal any provision of the Bylaws which was adopted by the stockholders pursuant to the Certificate of Incorporation and specifically provides that it cannot be altered, amended or repealed by the Board of Directors.

     8.02.  Power of Stockholders to Amend. The stockholders shall have the
            ------------------------------
power to alter, amend or repeal the Bylaws of the Corporation or adopt new Bylaws of the Corporation only as provided in the Certificate of Incorporation of the Corporation.

                                  ARTICLE IX

                                    NOTICES
                                    -------

     9.01  Giving of Notice.  Except as otherwise provided by the General
           ----------------
Corporation Law of Delaware, these Bylaws, the Corporation's Certificate of Incorporation, or resolution of the Board of Directors, every meeting notice or other notice, demand, bill, statement or other communication (collectively, "Notice") to or from the Corporation from or to a Director, Officer or stockholder shall be duly given if it is written or printed and is (a) sent by first class mail or by overnight service of the U.S. Postal Service, postage prepaid, (b) sent by any established overnight air courier service, such as Federal Express, Emery, Airborne or UPS, (c) sent by telegraph, tested telex or other tested facsimile transmission, (d) delivered by any commercial messenger service which regularly retains its receipts, or (e) personally delivered, provided a receipt is obtained reflecting the date of delivery. Notice shall not be duly given unless all delivery or postage charges are pre-paid. Notice shall be given to an addressee's most recent address as it appears on the Corporation's records. A Notice shall be deemed "given" when dispatched for delivery, or if mailed, on the date postmarked. This Section shall not have the effect of shortening any notice period provided for in these Bylaws.

     9.02  Waiver of Notice.  Any Notice required by the General Corporation Law
           ----------------
of Delaware, the Certificate of Incorporation or these Bylaws may be waived in writing at any time by the person entitled to the Notice, and such waiver shall be equivalent to the giving of notice. Notice of any meeting shall be waived by attendance (if a stockholders' meeting, in person or by proxy) at the meeting.
A waiver of Notice of a special meeting of stockholders shall state the purpose for which the meeting was called or the business to be transacted thereat.

                                 EXHIBIT D


                       EXCERPTS FROM THE ALABAMA BUSINESS
                 CORPORATION ACT RELATING TO DISSENTERS' RIGHTS

SEC. 10-2B- 13.01. DEFINITIONS.

     (1) "Corporate action" means the filing of articles of merger or share exchange by the probate judge or Secretary of State, or other action giving legal effect to a transaction that is the subject of dissenters' rights.

     (2) "Corporation" means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

     (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Section 10-2B-13.02 and who exercises that right when and in the manner required by Sections 10-2B-13.20 through 10-2B-13.28.

     (4) "Fair Value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

     (5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans, or, if none, at a rate that is fair and equitable under all circumstances.

     (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

     (7) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

     (8) "Shareholder" means the record shareholder or the beneficial shareholder. (Acts 1994,
No. 94-245, p. 343 Sec. 1.)

SEC. 10-2B-13.02. RIGHT TO DISSENT.

     (a) A shareholder is entitled to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

          (1) Consummation of a plan of merger to which the corporation is a party (i) if shareholder approval is required for the merger by Section 10-2B-
11.03 or the articles of incorporation and the shareholder is entitled to vote on the merger or (ii) if the corporation is a subsidiary that is merged with its parent under Section 10-2B-11.04;

          (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

          (3) Consummation of a sale or exchange by all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

          (4) To the extent that the articles of incorporation of the corporation so provide, an amendment of the articles of incorporation that materially and adversely affects rights in respect to a dissenter's shares because it:

           (i) Alters or abolishes a preferential right of the shares;

          (ii) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase of the shares;

         (iii) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

          (iv) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

          (v) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Section 10-2B-6.04; or

          (5) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

     (b) A shareholder entitled to dissent and obtain payment for shares under this chapter may not challenge the corporate action creating his or her entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation. (Acts 1994, No. 94-245, p. 343 Sec. 1.)

SEC. 10-2B-13.03. DISSENT BY NOMINEES AND BENEFICIAL OWNERS.

     (a) A record shareholder may assert dissenters' rights as to fewer than all of the shares registered in his or her name only if he or she dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he or she asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares to which he or she dissents and his or her other shares were registered in the names of different shareholders.

     (b) A beneficial shareholder may assert dissenters' rights as to shares held on his or her behalf only if:

          (1) He or she submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

          (2) He or she does so with respect to all shares of which he or she is the beneficial shareholder or over which he or she has power to direct the vote. (Acts 1994, No. 94-245, p. 343 Sec. 1.)

SEC. 10-2B-13.20. NOTICE OF DISSENTERS' RIGHTS.

     (a) If proposed corporate action creating dissenters' rights under Section 10-2B-13.02 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

     (b) If corporate action creating dissenters' rights under Section 10-2B-
13.02 is taken without a vote of shareholders, the corporation shall (1) notify in writing all shareholders entitled to assert dissenters' rights that the action was taken; and (2) send them the dissenters' notice described in Section 10-2B-13.22. (Acts 1994, No. 94-245, p. 343 Sec. 1.)

SEC. 10-2B-13.21. NOTICE OF INTENT TO DEMAND PAYMENT.

     (a) If proposed corporate action creating dissenters' rights under Section 10-2B-13.02 is submitted to a vote at a shareholder's meeting, a shareholder who wishes to assert dissenters' rights (1) must deliver to the corporation before the vote is taken written notice of his or her intent to demand payment or his or her shares if the proposed action is effectuated; and (2) must not vote his or her shares in favor of the proposed action.

     (b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for his or her shares under this article. (Acts 1994, No. 94-245, p. 343 Sec. 1.)

SEC. 10-2B-13.22. DISSENTERS' NOTICE.

     (a) If proposed corporate action creating dissenters' rights under Section 10-2B-13.02 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Section 10-2B-13.21.

     (b) The dissenters' notice must be sent no later than 10 days after the corporate action was taken, and must:

          (1) State where the payment demand must be sent;

          (2) Inform holders of shares to what extent transfer of the shares will be restricted after the payment demand is received;

          (3) Supply a form for demanding payment;

          (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the subsection (a) notice is delivered; and

          (5) Be accompanied by a copy of this article. (Acts 1994, No. 94-245, p. 343 Sec. 1.)

SEC. 10.2B.13.23. DUTY TO DEMAND PAYMENT.

     (a) A shareholder sent a dissenters' notice described in Section 10.2B-
13.22 must demand payment in accordance with the terms of the dissenters' notice.

     (b) The shareholder who demands payment retains all other rights of a shareholder until those rights are canceled or modified by the taking of the proposed corporate action.

     (c) A shareholder who does not demand payment by the date set in the dissenters' notice is not entitled to payment for his or her shares under this article.

     (d) A shareholder who demands payment under subsection (a) may not thereafter withdraw that demand and accept the terms offered under the proposed corporate action unless the corporation shall consent thereto. (Acts 1994, No. 94-245, p. 343 Sec. 1.)

SEC. 10-2B-13.24. SHARE RESTRICTIONS.

     (a) Within 20 days after making a formal payment demand, each shareholder demanding payment shall submit the certificate or certificates representing his or her shares to the corporation for (1) notation thereon by the corporation that such demand has been made and (2) return to the shareholder by the corporation.

     (b) The failure to submit his or her shares for notation shall, at the option of the corporation, terminate the shareholders' rights under this article unless a court of competent jurisdiction, for good and sufficient cause, shall otherwise direct.

     (c) If shares represented by a certificate on which notation has been made shall be transferred, each new certificate issued therefor shall bear similar notation, together with the name of the original dissenting holder of such shares.

     (d) A transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof. (Acts 1994, No. 94-245, p.343 Sec. 1.)

SEC. 10-2B-13.25. OFFER OF PAYMENT.

     (a) As soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall offer to pay each dissenter who complied with Section 10-2B-13.23 the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

     (b) The offer of payment must be accompanied by:

          (1) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of the offer, an income statement for that year, and the latest available interim financial statements, if any;

          (2) A statement of the corporation's estimate of the fair value of the shares;

          (3) An explanation of how the interest was calculated;

          (4) A statement of the dissenter's right to demand payment under
Section 10-2B-13.28; and

          (5) A copy of this article.

     (c) Each dissenter who agrees to accept the corporation's offer of payment in full satisfaction of his or her demand must surrender to the corporation the certificate or certificates representing his or her shares in accordance with terms of the dissenters' notice. Upon receiving the certificate or certificates, the corporation shall pay each dissenter the fair value of his or her shares, plus accrued interest, as provided in subsection (a). Upon receiving payment, a the corporation shall pay each dissenter the fair value of his or her shares, plus accrued interest, as provided in subsection (a). Upon receiving payment, a dissenting shareholder ceases to have any interest in the shares. (Acts 1994, No. 94-245, p.343 Sec. 1.)

SEC. 10-2B-13.26. FAILURE TO TAKE CORPORATE ACTION.

     (a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment, the corporation shall release the transfer restrictions imposed on shares.

     (b) If, after releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Section 10-2B-13.22 and repeat the payment demand procedure. (Acts 1994, No. 94-245, p. 343 Sec. 1.)

SEC. 10-2B-13.27. RESERVED.

SEC. 10-2B-13.28. PROCEDURE IF SHAREHOLDER DISSATISFIED WITH OFFER OF PAYMENT.

     (a) A dissenter may notify the corporation in writing of his or her own estimate of the fair value of his or her shares and amount of interest due, and demand payment of his or her estimate, or reject the corporation's offer under
Section 10-2B-13.25 and demand payment of the fair value of his or her shares and interest due, if:

          (1) The dissenter believes that the amount offered under Section 10-2B-13.25 is less than the fair value of his or her shares or that the interest due is incorrectly calculated;

          (2) The corporation fails to make an offer under Section 10-2B-13.25 within 60 days after the date set for demanding payment; or

          (3) The corporation, having failed to take the proposed action, does not release the transfer restrictions imposed on shares within 60 days after date set for demanding payment.

     (b) A dissenter waives his or her right to demand payment under this section unless he or she notifies the corporation of his or her demand in writing under subsection (a) within 30 days after the corporation offered payment for his or her shares. (Acts 1994, No. 94-245, p. 343 Sec. 1.)

SEC. 10-2B-13.30. COURT ACTION.

     (a) If a demand for payment under Section 10-2B-13.28 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     (b) The corporation shall commence the proceeding in the circuit court of the county where the corporation's principal office (or, if none in this state, its registered office) is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

     (c) The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled parties to the proceeding as in an action against their shares, and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided under the Alabama Rules of Civil Procedure.

     (d) After service is completed, the corporation shall deposit with the clerk of the court an amount sufficient to pay unsettled claims of all dissenters party to the action in an amount per share equal to its prior estimate of fair value, plus accrued interest, under Section 10-2B-13.25.

     (e) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

     (f) Each dissenter made a party to the proceeding is entitled to judgment for the amount the court finds to be the fair value of his or her shares, plus accrued interest. If the court's determination as to the fair value of a dissenter's shares, plus accrued interest, is higher than the amount estimated by the corporation and deposited with the clerk of the court pursuant to subsection (d), the corporation shall pay the excess to the dissenting shareholder. If the court's determination as to fair value, plus accrued interest, of a dissenter's shares is less than the amount estimated by the corporation and deposited with the clerk of the court pursuant to subsection
(d), then the clerk shall return the balance of funds deposited, less any costs under Section 10-2B-13.31, to the corporation.

     (g) Upon payment of the judgment, and surrender to the corporation of the certificate or certificates representing the appraised shares, a dissenting shareholder ceases to have any interest in the shares. (Acts 1994, No. 94-245, p. 343 Sec. 1.)

SEC. 10-2B-13.31. COURT COSTS AND COUNSEL FEES.

     (a) The court in an appraisal proceeding commenced under Section 10-2B-
13.30 shall determine all costs of the proceeding, including compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 10-2B-13.28.

     (b) The court may also assess the reasonable fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

          (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Sections 10-2B-13.20 through 10-2B-13.28; or

          (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

     (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefitted (Acts 1994, No. 94-245, p. 343 Sec. 1.)

SEC. 10-2B-13.32. STATUS OF SHARES AFTER PAYMENT.

    Shares acquired by a corporation pursuant to payment of the agreed value therefor or to payment of the judgment entered therefor, as in this chapter provided, may be held and disposed of by such corporation as in the case of other treasury shares, except that, in the case of a merger or share exchange, they may be held and disposed of as the plan of merger or share exchange may otherwise provide. (Acts 1994, No. 94-245, p. 343 Sec. 1.)

                              JUST FOR FEET, INC.
                            7400 CAHABA VALLEY ROAD
                           BIRMINGHAM, ALABAMA  35242

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                 FOR THE 1998 ANNUAL MEETING OF SHAREHOLDERS.

  The undersigned hereby appoints Harold Ruttenberg and Scott C. Wynne, or either of them, with power of substitution to each, the proxies of the undersigned to vote the Common Stock of the undersigned at the Annual Meeting of Shareholders of JUST FOR FEET, INC. to be held on Friday, May 29, 1998 at 4:00 p.m. at The Harbert Center, 2019 Fourth Avenue North, Birmingham, Alabama, and any adjournment thereof:

  1. To ratify (i) the adoption of an amendment to the Company's Articles of Incorporation increasing the number of authorized shares of stock from 25,002,667 shares to 75,000,000 shares, consisting of 70,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, and eliminating the authorized Series A Preferred Stock (the "Charter Amendment") and (ii) the issuance of shares of Common Stock in excess of the number authorized prior to giving effect to the Charter Amendment.

                 [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

  2. To consider a proposal to change the Company's state of incorporation from Alabama to Delaware through the merger of the Company into a wholly owned Delaware subsidiary of the Company.

                 [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

  3. To elect six (6) directors to serve until the next annual meeting of shareholders and until their successors are elected and have qualified.

     [ ]  FOR all nominees listed below (except    [ ]  WITHHOLD AUTHORITY
          as marked to the contrary below)              to vote for all
                                                        nominees listed below

        HAROLD RUTTENBERG, BART STARR, SR., MICHAEL P. LAZARUS, RANDALL L. HAINES, DAVID F. BELLET, EDWARD S. CROFT, III

INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE
              WRITE THE NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

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  4. To vote in accordance with their best judgment with respect to any other matters that may properly come before the meeting.

                    (continued and to be signed on reverse)

THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" EACH OF THE ABOVE PROPOSALS AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

                                                    Dated:________________, 1998

                                                    ----------------------------

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                                                    Print Name(s):______________

                                                    NOTE: When signing as an
                                                    attorney, trustee, execu-
                                                    tor, administrator or
                                                    guardian, please give your
                                                    title as such. If a corpo-
                                                    ration or partnership,
                                                    give full name by autho-
                                                    rized officer. In the case
                                                    of joint tenants, each
                                                    joint owner must sign.

PLEASE DATE AND SIGN THIS PROXY EXACTLY AS NAME(S) APPEARS ON THE MAILING LABEL.